
                                                                   Exhibit 10.22
                                  420,000,000

                          SIXTH AMENDED AND RESTATED
                    RECEIVABLE INTEREST PURCHASE AGREEMENT

                         Dated as of February 16, 2001

                                     Among

                      FEDERAL-MOGUL FUNDING CORPORATION,
                                  as Seller,

                           FEDERAL-MOGUL CORPORATION
                                 as Servicer,

                     BLUE RIDGE ASSET FUNDING CORPORATION

                                      and

                   FALCON ASSET SECURITIZATION CORPORATION,
                                as Purchasers,


          THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
                            as Liquidity Providers,


                                 BANK ONE, NA,
                  as Administrative Agent and as Falcon Agent

                                      and

                             WACHOVIA BANK, N.A.,
                              as Blue Ridge Agent
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                               TABLE OF CONTENTS
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                                  ARTICLE I.
                                  DEFINITIONS

    Section 1.01   Defined Terms............................................  3
    Section 1.02   Other Definitional Provisions............................ 25

                                  ARTICLE II.
                PURCHASE ARRANGEMENTS; PAYMENTS AND COLLECTIONS

    Section 2.01   Purchase Facility........................................ 26
    Section 2.02   Increases................................................ 27
    Section 2.03   Decreases................................................ 27
    Section 2.04   Payment Requirements..................................... 28
    Section 2.05   Payments................................................. 28
    Section 2.06   Collections Prior to Amortization........................ 28
    Section 2.07   Collections Following Amortization....................... 29
    Section 2.08   Application of Collections............................... 29
    Section 2.09   Payment Recission........................................ 30
    Section 2.10   Clean Up Call............................................ 30

                                 ARTICLE III.
                                     YIELD

    Section 3.01   Accrual and Payment of Yield............................. 30
    Section 3.02   Falcon's CP Yield; Notification of CP Costs.............. 30
    Section 3.03   Blue Ridge's CP Yield; Notification of CP Costs.......... 30
    Section 3.04   Base Rate Yield.......................................... 31
    Section 3.05   LIBO Rate Yield and Unavailability of the LIBO Rate...... 31
    Section 3.06   Liquidity Funding........................................ 31

                                  ARTICLE IV.
                        REPRESENTATIONS AND WARRANTIES

    Section 4.01   Seller Representations and Warranties.................... 32
    Section 4.02   Liquidity Provider Representations and Warranties........ 35

                                  ARTICLE V.
                            CONDITIONS OF PURCHASES

    Section 5.01   Conditions Precedent to Initial Purchase................. 35
    Section 5.02   Conditions Precedent to All Purchases and Reinvestments.. 36
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                                                    ARTICLE VI.
                                        COVENANTS OF THE SELLER AND SERVICER
     Section 6.01  Affirmative Covenants of Seller and the Servicer..............................................  36
          (a)      Notices.......................................................................................  36
          (b)      Compliance with Laws..........................................................................  37
          (c)      Audits; Inspection Rights.....................................................................  37
          (d)      Keeping and Marking of Records and Books......................................................  38
          (e)      Compliance with Invoices and Credit Policies; Taxes...........................................  38
          (f)      Purchase of Receivables from the Originators..................................................  38
          (g)      Ownership Interest............................................................................  38
          (h)      Payment to Federal-Mogul......................................................................  39
          (i)      Performance and Enforcement of Sale Agreement.................................................  39
          (j)      Purchasers' Reliance..........................................................................  39
          (k)      Collections...................................................................................  40
          (l)      Minimum Net Worth.............................................................................  41
          (m)      Credit Agreement/Pledge Agreement/Security Agreement/Surety Documents/Trust Agreement.........  41
          (n)      [Reserved]....................................................................................  41
          (o)      Certificate of Responsible Officer Pursuant to Credit Agreement...............................  41

     Section 6.02  Negative Covenants of Seller..................................................................  41
          (a)      Name Change, Offices, Records and Books of Accounts...........................................  41
          (b)      Change in Payment Instructions to Obligors....................................................  41
          (c)      Modifications to Credit Policies..............................................................  42
          (d)      Sales, Liens, Etc.............................................................................  42
          (e)      Nature of Business; Other Agreements; Other Indebtedness......................................  42
          (f)      Amendments to Sale Agreement..................................................................  42
          (g)      Amendments to Corporate Documents.............................................................  43
          (h)      Merger........................................................................................  43
          (i)      Restricted Junior Payments....................................................................  43
          (j)      Financial Covenants Under Credit Agreement Incorporated by Reference..........................  43

                                                         ARTICLE VII.
                                 SERVICING, ADMINISTRATION AND COLLECTION OF THE RECEIVABLES

     Section 7.01  Designation of Servicer.......................................................................  43
     Section 7.02  Duties of Servicer............................................................................  44
     Section 7.03  Collection Notices............................................................................  45
     Section 7.04  Responsibilities of the Seller................................................................  45
     Section 7.05  Settlement Date Statements/Interim Settlement Date Statements.................................  45
     Section 7.06  Quarterly Servicer's Certificate..............................................................  46
     Section 7.07  Weekly Report and Distribution................................................................  46
     Section 7.08  Reporting Covenants of the Servicer...........................................................  46
          (a)      Financial Reporting...........................................................................  46
          (b)      Notices.......................................................................................  47
     Section 7.09  Inspection Rights.............................................................................  47
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                                      ii
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
     Section 7.10   Credit Policies.......................................................................  47
     Section 7.11   Servicing Compensation................................................................  48

                                                      ARTICLE VIII.
                                                   AMORTIZATION EVENTS

     Section 8.01   Amortization Events...................................................................  48

                                                        ARTICLE IX.
                                                     INDEMNIFICATION

     Section 9.01   Indemnities by the Seller.............................................................  50
     Section 9.02   Increased Cost and Reduced Return.....................................................  52
     Section 9.03   Costs and Expenses Relating to this Agreement.........................................  53
     Section 9.04   Taxes.................................................................................  53

                                                       ARTICLE X.
                                                THE ADMINISTRATIVE AGENT

     Section 10.01  Authorization and Action..............................................................  54
     Section 10.02  Delegation of Duties..................................................................  55
     Section 10.03  Exculpatory Provisions................................................................  55
     Section 10.04  Reliance by Administrative Agent......................................................  55
     Section 10.05  Non-Reliance on Administrative Agent and Other Purchasers.............................  56
     Section 10.06  Reimbursement and Indemnification.....................................................  56
     Section 10.07  Administrative Agent in its Individual Capacity.......................................  56
     Section 10.08  Successor Administrative Agent........................................................  56

                                                    ARTICLE XI.
                                                   THE CO-AGENTS

     Section 11.01  Authorization and Action..............................................................  57
     Section 11.02  Delegation of Duties..................................................................  57
     Section 11.03  Exculpatory Provisions................................................................  57
     Section 11.04  Reliance by Co-Agents.................................................................  58
     Section 11.05  Non-Reliance on Agents and other Purchasers...........................................  58
     Section 11.06  Reimbursement and Indemnification.....................................................  59
     Section 11.07  Co-Agents in their Individual Capacities..............................................  59

                                                      ARTICLE XII.
                                               ASSIGNMENTS; PARTICIPATIONS

     Section 12.01  Assignments...........................................................................  59
     Section 12.02  Participations........................................................................  60
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                                      iii
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
                                                           ARTICLE XIII.
                                                           MISCELLANEOUS

     Section 13.01   Waivers and Amendments......................................................................  60
     Section 13.02   Notices.....................................................................................  61
     Section 13.03   Ratable Payments............................................................................  62
     Section 13.04   Protection of Ownership Interests of the Administrative Agent on behalf of the Purchasers and Co-Agents...............................................................................  62
     Section 13.05   Confidentiality.............................................................................  63
     Section 13.06   Bankruptcy Petition.........................................................................  64
     Section 13.07   Limitation of Liability.....................................................................  64
     Section 13.08   CHOICE OF LAW...............................................................................  64
     Section 13.09   CONSENT TO JURISDICTION.....................................................................  64
     Section 13.10   WAIVER OF JURY TRIAL........................................................................  64
     Section 13.11   Integration; Survival of Terms..............................................................  65
     Section 13.12   Counterparts; Severability..................................................................  65
     Section 13.13   Bank One Roles and Wachovia Roles...........................................................  65
     Section 13.14   Characterization............................................................................  65
     Section 13.15   Acknowledgments.............................................................................  66

EXHIBIT A      FORM OF PURCHASE NOTICE
EXHIBIT B      FORM OF COLLECTION ACCOUNT AGREEMENT
EXHIBIT C      FORM OF SETTLEMENT DATE STATEMENT
EXHIBIT D      PRINCIPAL PLACES OF BUSINESS, CHIEF EXECUTIVE OFFICE, OFFICES FOR
               RECORDS, FEDERAL EMPLOYEE IDENTIFICATION NUMBER
EXHIBIT E      COLLECTION BANKS AND COLLECTION ACCOUNTS
EXHIBIT F      FORM OF COMPLIANCE CERTIFICATE
EXHIBIT G      CREDIT POLICIES
EXHIBIT H      FORM OF REDUCTION NOTICE
EXHIBIT I      FORM OF INTERIM SETTLEMENT DATE STATEMENT
SCHEDULE A     CONDITIONS PRECEDENT TO INITIAL PURCHASE

          THIS SIXTH AMENDED AND RESTATED RECEIVABLE INTEREST PURCHASE AGREEMENT, dated as of February 16, 2001, is by and among:

          (1) FEDERAL-MOGUL FUNDING CORPORATION, a Michigan corporation (the "Seller"),

          (2) FEDERAL-MOGUL CORPORATION, a Michigan corporation, as the initial servicer (initially, the "Servicer"),

          (3) BLUE RIDGE ASSET FUNDING CORPORATION, a Delaware corporation ("Blue Ridge"), and FALCON ASSET SECURITIZATION CORPORATION, a Delaware corporation ("Falcon" and, together with Blue Ridge, each individually a Purchaser and a "Conduit," and collectively the "Conduits"),

          (4) WACHOVIA BANK, N.A. ("Wachovia"), as a liquidity provider to Blue Ridge (together with its successors and permitted assigns, the "Blue Ridge Liquidity Providers" and, together with Blue Ridge, the "Blue Ridge Group),

          (5) BANK ONE, NA (formerly known as The First National Bank of Chicago), as a liquidity provider to Falcon (together with its respective successors and permitted assigns, the "Falcon
     Liquidity Providers" and, together with Falcon, the "Falcon
     Group"),

          (6) WACHOVIA BANK, N.A., in its capacity as agent for the Blue Ridge Group (in such capacity, together with its successors in such capacity, the "Blue Ridge Agent" or a "Co-Agent"), and BANK ONE, NA, in its capacity as agent for the Falcon Group (in such capacity, together with its successors in such capacity, the "Falcon Agent" or a "Co-Agent"), and

          (7) BANK ONE, NA (formerly known as The First National Bank of Chicago), in its capacity as administrative agent for the Blue Ridge Group, the Falcon Group and the Co-Agents (in such capacity, together with its successors in such capacity, the "Administrative Agent"), and amends and restates that certain Amended and Restated Receivable Interest Purchase Agreement dated as of July 1, 1999, by and among the Seller, the Servicer, Falcon, International Securitization Corporation ("ISC"), the financial institutions from time to time party thereto, as investors, and Bank One, NA, as agent (the "Agent"), as amended by Amendment No. 1, dated as of September 29, 1999, to Amended and Restated Receivable Interest Purchase Agreement, dated as of July 1, 1999, by and among, the Seller, the Servicer, Falcon, ISC, the financial institutions from time to time party thereto and the Agent, as further amended by Amendment No. 2, dated as of March 31, 2000, to Amended and Restated Receivable Interest Purchase Agreement, dated as of July 1, 1999, by and among the Seller, the Servicer, Falcon, ISC, the financial institutions from time to time party thereto and the Agent, as amended by the Fourth Amended and Restated Receivable Interest Purchase Agreement, dated as of June 26, 2000, by and among the Seller, the Servicer, Blue Ridge, Falcon, the financial institutions from time to time party thereto, the Administrative Agent, the Falcon Agent and the Blue Ridge Agent, amended by the Fifth Amended and Restated Receivable Interest Purchase Agreement, dated as of December 27, 2000, among the Seller, the Servicer, Blue Ridge, Falcon, the financial institutions from time to time party thereto, the Administrative Agent, the Falcon Agent and the Blue Ridge Agent (collectively, the "Existing Agreement").

                            PRELIMINARY STATEMENTS

          WHEREAS, the Seller has been transferring and assigning Receivable Interests pursuant to the Existing Agreement and now desires to transfer and assign Receivable Interests to the Co-Agents for the benefit of their respective Purchaser Groups from time to time;

          WHEREAS, the parties desire to amend and restate the Existing Agreement as hereinafter provided;

          WHEREAS, on the terms and subject to the conditions hereinafter set forth, each of Blue Ridge and Falcon may, in its absolute and sole discretion, purchase Receivable Interests from the Seller from time to time and, in the event that Blue Ridge or Falcon does not purchase a particular Receivable Interest, unless the Seller otherwise directs, the Blue Ridge Liquidity Providers or the Falcon Liquidity Providers, as the case may be, shall purchase such Receivable Interest from the Seller;

          WHEREAS, the Blue Ridge Liquidity Providers have also agreed to provide a liquidity facility to Blue Ridge with respect to Receivable Interests purchased by it, and the Falcon Liquidity Providers have also agreed to provide a liquidity facility to Falcon with respect to Receivable Interests purchased by it;

          WHEREAS, Federal-Mogul Corporation has been requested to act, and is willing to act, as Servicer on behalf of the Seller and the Purchasers in accordance with the terms hereof;

          WHEREAS, Bank One, NA has been requested to act, and is willing to act, as Falcon Agent on behalf of Falcon and the Falcon Liquidity Providers, and Wachovia Bank, N.A. has been requested to act, and is willing to act, as Blue Ridge Agent on behalf of Blue Ridge and the Blue Ridge Liquidity Providers, in each case, in accordance with the terms of this Agreement, and

          WHEREAS, Bank One, NA has been requested to act, and is willing to act, as Administrative Agent on behalf of the Purchasers and the Co-Agents in accordance with the terms hereof;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I.
                                  DEFINITIONS

          Section 1.01  Defined Terms. As used in this Agreement, the following
                        -------------
terms shall have the following meanings:

          "Accrual Period" means, for both Conduits, each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the Closing Date to (and including) the last day of the calendar month thereafter.

          "Administration Fee" shall have the meaning specified in the Fee
Letter.

          "Administrative Agent" has the meaning assigned to that term in the preamble of this Agreement.

          "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

          "Affected Liquidity Provider" shall have the meaning assigned to such term in Section 12.01(c).

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other Person, whether through ownership of voting securities, by contract or otherwise. In addition, for purposes of the definitions of "Obligor Overconcentration," "Eligible Receivable" and "Net Receivables Balance," a Person shall be deemed to control another Person if such Person owns more than 50% of any class of voting securities (or corresponding interest in the case of non-corporate entities) of the other Person.

          "Agents" means the Administrative Agent and the Co-Agents.

          "Aggregate Commitment" means collectively the Blue Ridge Group Commitments and the Falcon Group Commitments.

          "Aggregate Reduction" has the meaning assigned to such term in Section 2.03.

          "Aggregate Reserve Percentage" means, as of any Report Date or Interim Report Date, the sum of (a) the Loss Reserve Percentage, (b) the Floating Dilution Reserve Percentage, (c) the Fee Reserve Percentage and (d) the FX Reserve Percentage.

          "Aggregate Reserves" shall equal, as of any Report Date or Interim Report Date, the product of (a) the Aggregate Reserve Percentage times (b) the Available Receivables.

          "Aggregate Unpaids" means, at any time, an amount equal to the sum of all (a) Capital, (b) Obligations, and (c) without duplication, other amounts owed (whether due or accrued) hereunder or under the Fee Letter to the Agents and the Purchasers at such time, plus all accrued and unpaid Monthly Servicing Fees owed hereunder to the Servicer.

          "Agreement" means this Sixth Amended and Restated Receivable Interest Purchase Agreement, as it may be amended, modified, supplemented or amended and restated and in effect from time to time.

          "Amortization Event" has the meaning assigned to that term in Section 8.01.

          "Assignment Agreement" has the meaning assigned to that term in
Section 12.01(b).

          "Available Funding Amount" means, as of any date of determination, the lesser of (a) the Available Receivables less the Aggregate Reserves and (b) $420,000,000.

          "Available Receivables" means, as of any Report Date or Interim Report Date, the excess of the Net Receivables Balance over the Contractual Dilution Balance.

          "Bank One" means Bank One, NA, in its individual capacity and its successors.

          "Bank One Roles" has the meaning assigned to that term in Section 13.13(a).

          "Base Rate" means, for either of the Purchaser Groups, a rate per annum equal to the prime rate or base rate of interest, as applicable, announced by its Reference Bank from time to time, changing when and as such rate changes.

          "Blue Ridge" has the meaning assigned to that term in the preamble to this Agreement and includes such entity's successors and assigns.

          "Blue Ridge Agent" has the meaning assigned to that term in the preamble of this Agreement.

          "Blue Ridge Group" has the meaning assigned to that term in the preamble of this Agreement.

          "Blue Ridge Group Commitment" means, for each Blue Ridge Liquidity Provider, the commitment of such Blue Ridge Liquidity Provider to purchase its Pro Rata Share of Receivable Interests from (i) the Seller and (ii) Blue Ridge, such Pro Rata Share not to exceed, in the aggregate, the amount set forth opposite such Blue Ridge Liquidity Provider's name on the signature pages of this Agreement, as such amount may be modified in accordance with the terms hereof.

          "Blue Ridge Liquidity Agreement" means the Liquidity Asset Purchase Agreement dated as June 26, 2000, among Blue Ridge, the Blue Ridge Agent and the Blue Ridge Liquidity Providers from time to time party thereto, as amended, restated, supplemented, replaced or otherwise modified from time to time.

          "Blue Ridge Liquidity Providers" has the meaning assigned to that term in the preamble of this Agreement.

          "Blue Ridge Purchase Limit" means $200,000,000.

          "Broken Funding Costs" means for any Receivable Interest which: (i) has its Capital reduced without compliance by the Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is subject to a Liquidity Funding or is otherwise assigned under Article II or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the Discount or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the CP Tranche Periods for Commercial Paper determined by the applicable Co-Agent to relate to such Receivable Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Receivable Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Receivable Interest, the amount of Discount or Yield actually accrued during the remainder of such period on such Capital for the new Receivable Interest, and (y) to the extent such Capital is not allocated to another Receivable Interest, the income, if any, actually received during the remainder of such period by the holder of such Receivable Interest from investing the portion of such Capital not so allocated. In the event the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to the Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

          "Business Day" means any day on which banks are not authorized or required to close in New York, New York, Detroit, Michigan, Atlanta, Georgia, Winston-Salem, North Carolina, or Chicago, Illinois, and The Depository Trust Company of New York is open for business and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

          "Canadian Receivables" means Receivables which are payable in Canadian Dollars and generated from sales to Obligors located in Canada.

          "Capital" of any Receivable Interest means, at any time, (A) the Purchase Price of such Receivable Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Co-Agents which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.09 hereof) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

          "Change of Control" means (i) any Person or Persons acting in concert shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of Federal-Mogul; or (ii) during any period of twelve
(12) consecutive months, commencing before or after the Closing Date, individuals who at the beginning of such twelve-month period were directors of Federal-Mogul shall cease for any reason to constitute a majority of the board of directors of Federal-Mogul; or (iii) except as set forth in the Pledge Agreement, Federal-Mogul shall cease to own, free and clear of all Adverse Claims, all of the outstanding shares of voting stock of the Seller on a fully diluted basis; or (iv) any Person, other than the Lenders and the Administrative Agent (as such terms are defined in the Credit Agreement) and the Surety Parties (as such term is defined in the Trust Agreement), shall have the right, directly or indirectly, to direct or instruct the Trustee (as such term is defined in the Pledge Agreement) to exercise any rights, remedies, powers, privileges or options with respect to the common stock or voting stock of the Seller pursuant to the terms of the Pledge Agreement; or (v) any Person, directly or indirectly, exercises in any manner whatsoever any rights or remedies or takes any action pursuant to the Pledge Agreement (including, but not limited to, any rights and remedies pursuant to Section 5 of the Pledge Agreement and/or the exercise of any rights relating to the appointment of such Person as an attorney-in-fact under the Pledge Agreement) with respect the common stock or voting stock of the Seller.

          "Closing Date" means June 26, 2000.

          "Co-Agents" means the Blue Ridge Agent and the Falcon Agent.

          "Collection Account" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited.

          "Collection Account Agreement" means, in the case of any actual or proposed Collection Account, an agreement in substantially the form of Exhibit B hereto.

          "Collection Bank" means, at any time, any of the banks or other financial institutions holding one or more Collection Accounts.

          "Collection Notice" means a notice in the form attached to a Collection Account Agreement, from the Administrative Agent to a Collection Bank.

          "Collection Period" means, with respect to any Settlement Date, the calendar month preceding the month in which such Settlement Date occurs.

          "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable and all Deemed Collections payable to the Co-Agents for the account of the applicable Purchaser(s) by the Seller.

          "Commercial Paper" means promissory notes of the Conduits issued by the Conduits in the commercial paper market.

          "Conduit" has the meaning assigned to that term in the preamble to this Agreement.

          "Confidential Information" means, in relation to any Person, any written information delivered or made available by or on behalf of another Person (or its Affiliates or subsidiaries) in connection with or pursuant to the Transaction Documents or the transactions contemplated thereby which is proprietary in nature and clearly marked or identified in writing as being confidential information, other than information (a) which was publicly known, or otherwise known to such Person, at the time of disclosure (except pursuant to disclosure in connection with the Transaction Documents), (b) which subsequently becomes publicly known through no act or omission by such Person, or (c) which otherwise becomes known other than through disclosure by the Person to whom it pertains or one of its Affiliates or subsidiaries.

          "Constituents" means (a) with respect to the Blue Ridge Agent, Blue Ridge and the Blue Ridge Liquidity Providers, and (b) with respect to the Falcon Agent, Falcon and the Falcon Liquidity Providers.

          "Contractual Dilution Balance" means, as of any Report Date or Interim Report Date, the sum of (a) 2% of North American aftermarket sales during the immediately preceding Collection Period, (b) the greater of (i) the accrual for obsolescence and (ii) two times the aggregate amount of Credit Memos issued during such Collection Period due to obsolescence, (c) 1.5 times the aggregate amount of Credit Memos issued during such Collection Period due to Stock Lifts and (d) the total rebates and adjustments currently owed to Obligors as of the end of such Collection Period (as reflected in the Customer Program Balances in the books and records of the Servicer).

          "Coverage Shortfall" means, as of any Report Date or Interim Report Date, the excess, if any, of (a) outstanding Capital as of such Report Date or Interim Report Date, over (b) the Available Receivables determined as of such Report Date or Interim Report Date minus the Aggregate Reserves determined as of such Report Date or Interim Report Date.

          "CP Costs" means, with respect to either Conduit, for each day, the sum of (i) discount accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Receivables Interest of such Conduit pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if the Seller shall request any Incremental Purchase during any period of time determined by the Blue Ridge Agent or the Falcon Agent, as applicable, in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Purchase, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by such Conduit in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Capital.

          "CP Rate" shall mean with respect to each Conduit for any CP Tranche Period, the rate equivalent to its CP Costs.

          "CP Tranche Period" shall mean, with respect to each Conduit, an Accrual Period.

          "Credit Agreement" means the Fourth Amended and Restated Credit Agreement, dated as of December 29, 2000, among Federal-Mogul, the Foreign Subsidiary Borrowers (as defined therein), the several banks and other financial institutions from time to time parties thereto, and the Chase Manhattan Bank, as Administrative Agent, as amended, modified, supplemented or amended and restated and in effect from time to time.

          "Credit Memo" means any credit memo relating to (a) the North American Aftermarket obsolescence, (b) the North American Aftermarket Stock Lifts, (c) the North American Aftermarket core deposits, (d) the North American Aftermarket billing adjustments, (e) the North American Aftermarket customer accommodation returns, (f) the North American Aftermarket other and (g) original equipment manufacturers.

          "Credit Policies" has the meaning assigned to that term in Section
7.10.

          "Customer Program Balances" means rebates owed to customers by an Originator based upon prior purchases.

          "Deductions" means any Receivable that is created due to the related Obligor making a partial payment on an invoice, and the outstanding amount of such newly created Receivable shall be an amount equal to that portion of the invoice that has not been paid by such Obligor.

          "Deemed Collections" means the aggregate of all amounts the Seller shall have been deemed to have received as a Collection of a Receivable. The Seller shall be deemed to have received a Collection in full of a Receivable if at any time (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by the Seller (other than cash Collections on account of the Receivables) or (y) reduced or cancelled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) the representations or warranties in Sections 4.01(i), (j), (l), (n) or (o) are no longer true with respect to any Receivable. The Seller hereby agrees to pay all Deemed Collections immediately to the Servicer for application in accordance with the terms and conditions hereof.

          "Default Fee" means with respect to any amount due and payable by the Seller hereunder or under the Fee Letter and which is not otherwise accruing Yield at the Post-Amortization Rate, an amount equal to interest on any such amount at a rate per annum equal to 2% above the applicable Base Rate; provided, however, that such interest rate will not at any time exceed the maximum rate permitted by applicable law.

          "Defaulted Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for 90 days or more from the original due date for such payment; (ii) an

Insolvency Event has occurred with respect to the Obligor thereof; (iii) as to which the Obligor thereof, if a natural person, is deceased; or (iv) which has been identified by the Seller as uncollectible.

          "Delinquency Ratio" means, as of any Report Date or Interim Report Date, the percentage equivalent of a fraction, (i) the numerator of which is the sum of (x) the aggregate amount of Receivables as of the last Business Day of the immediately preceding Collection Period that are 61 or more days past due and (y) the Placed Accounts Balance, and (ii) the denominator of which is the Pool Balance as of such Business Day.

          "Dilution Horizon Ratio" or "DHR" means, for any Report Date or Interim Report Date, a fraction, the numerator of which is the sum of the aggregate amounts of all new Receivables generated during the two immediately preceding Collection Periods and the denominator of which is the Available Receivables as of such Report Date.

          "Dilution Ratio" means, as of any Report Date or Interim Report Date, the percentage equivalent of a fraction, the numerator of which is all non-cash reductions to the Pool Balance, not related to the credit-worthiness of the Obligor, including, but not limited to, the aggregate amount of Credit Memos issued during the immediately preceding Collection Period, adjustments related to 2/10 discounts (i.e., cash discounts related to prompt payments) made during the immediately preceding Collection Period, and other adjustments made during the immediately preceding Collection Period and the denominator of which is the Pool Balance as of such Business Day.

          "Discount Rate" means, with respect to any Receivable Interest, a CP Rate, LIBO Rate, Base Rate or Post-Amortization Rate, as applicable.

          "Downgraded Liquidity Provider" means a Liquidity Provider that has been the subject of a Downgrading Event.

          "Downgrading Event" with respect to any Liquidity Provider means the lowering of the rating with regard to the short-term securities of such Liquidity Provider to below (i) A-1 by S&P or (ii) P-1 by Moody's.

          "Eligible Assignee" means (a) any "bankruptcy remote" special purpose entity which is administered by Wachovia or Bank One (or any Affiliate of the foregoing) that is in the business of acquiring or financing receivables, securities and/or financial assets and which issues commercial paper notes that are rated at least A-1 by S&P and P-1 by Moody's, (b) any Qualifying Liquidity Provider having a combined capital and surplus of at least $250,000,000, or (c) any Downgraded Liquidity Provider whose liquidity commitment has been fully drawn by the applicable Conduit or its Co-Agent and funded into a collateral account.

          "Eligible Originator" means Federal-Mogul and each other Originator at any time while it is wholly-owned by Federal-Mogul; provided, however, any such Person shall not be an Eligible Originator upon the occurrence of an Insolvency Event with respect to such Person.

          "Eligible Receivable" means each Receivable which meets the following criteria:

          (1) the obligation is denominated and payable in U.S. dollars in the United States, or, if a Canadian Receivable, is denominated and payable in Canadian dollars (provided that for purposes of any reporting and/or calculations hereunder Canadian dollars shall be reflected as U.S. dollars based upon the Bloomberg exchange rate used for Federal-Mogul's month end accounting close); or is related to an original equipment manufacturer export and is denominated in U.S. dollars;

          (2)  the related Obligor is a resident of the United States or Canada;

          (3) the related Obligor is not an Affiliate of any of the parties hereto;

          (4) the contract terms of the Receivables call for payment within 90 days of original billing date, except for up to 3% of the Pool Balance which may have terms that call for payment within 91 to 180 days of original billing date;

          (5) the Receivable is neither a Defaulted Receivable nor in a Placed Accounts Balance;

          (6) the Receivable is an "account" under Section 9-106 of the Uniform Commercial Code;

          (7) the Receivable is a legal, valid and binding obligation of the related Obligor;

          (8) the terms of the contract for the Receivable do not require the consent of the Obligor to sell or assign such Receivable;

          (9) no Co-Agent has notified the Seller that the Receivable is not acceptable;

          (10) the Receivable was generated in the ordinary course of business by an Eligible Originator;

          (11) the Receivable satisfies all applicable requirements of the Credit Policies of an Eligible Originator and the Seller;

          (12) with respect to Receivables for the related Obligor which represent in the aggregate 3.00% or more of the Pool Balance, there are no offset arrangements with respect to such Obligor;

          (13) the contract for the Receivable represents all or a part of the sales price of merchandise, insurance and services within the meaning of
     (S)3(c)(5) of the Investment Company Act of 1940, as amended; and

          (14) the Receivable has not been materially extended, modified or converted to a long term obligation;

provided, however, that if, as of any Report Date or Interim Report Date, the aggregate amount of Receivables for an Obligor represent 2.00% or more of the Pool Balance and 30.00% or more of such Receivables are 91 days or more past due, all Receivables relating to such Obligor shall not constitute "Eligible Receivables"; provided, further, that any Deductions that are 60 days or more past due shall not constitute "Eligible Receivables."

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Excess Concentration Amount" means, as of any Report Date or Interim Report Date, the sum of the Obligor Overconcentrations on such date.

          "Existing Agreement" has the meaning assigned to that term in the preamble of this Agreement.

          "Expected Floating Dilution Ratio" or "EFD" means, as of any Report Date or Interim Report Date, the average of the Floating Dilution Ratios for the twelve immediately preceding Collection Periods.

          "Facility Account" means the Seller's Account No. 55-73688 at Bank
One.

          "Facility Termination Date" means the earliest of (i) the Liquidity Termination Date, (ii) the date the Seller shall exercise its right to repurchase the outstanding Receivable Interests pursuant to Section 2.10, (iii) any date selected by the Seller on not less than 30 days' prior written notice to the Co-Agents pursuant to Section 2.01(b); provided that such date shall not be between Settlement Periods, and provided further that if any Person then acting as Administrative Agent hereunder shall have elected or been required to resign as Administrative Agent and the Blue Ridge Agent is not appointed as the successor Administrative Agent pursuant to Section 10.08, the Seller may elect, by written notice to the Agents given promptly following notice to the Seller of such resignation, to have the Facility Termination Date occur on the effective date of such resignation, (iv) the date of the occurrence of an Amortization Event involving the Seller and of the type described in Section 8.01(a), (v) any date following the occurrence, and during the continuance, of any other Amortization Event which the Co-Agents declare in writing to be the Facility Termination Date, (vi) the date on which Federal-Mogul ceases selling and/or contributing Receivables to the Seller pursuant to the Sale Agreement and/or the Subscription Agreement referred to therein and (vii) the Termination Date.

          "Falcon" has the meaning assigned to that term in the preamble to this Agreement and includes such entity's successors and assigns.

          "Falcon Agent" has the meaning assigned to that term in the preamble of this Agreement.

          "Falcon Group" has the meaning assigned to that term in the preamble of this Agreement.

          "Falcon Group Commitment" means, for each Falcon Liquidity Provider, the commitment of such Falcon Liquidity Provider to purchase its Pro Rata Share of Receivable

Interests from (i) the Seller and (ii) Falcon, such Pro Rata Share not to exceed, in the aggregate, the amount set forth opposite such Falcon Liquidity Provider's name on the signature pages of this Agreement, as such amount may be modified in accordance with the terms hereof.

          "Falcon Liquidity Agreement" means the Liquidity Agreement dated as of June 26, 2000, among Falcon, the Falcon Agent, and the Falcon Liquidity Providers from time to time party thereto, as amended, restated, supplemented, replaced or otherwise modified from time to time.

          "Falcon Liquidity Providers" has the meaning assigned to that term in the preamble of this Agreement.

          "Falcon Purchase Limit" means, collectively, the aggregate of the Falcon Group Commitments of the Falcon Liquidity Providers hereunder (which aggregate amount is $220,000,000 as of the date of this Agreement).

          "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Governments Securities; or (ii) if such rate is not so published for any day which is a Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the applicable Co-Agent on such day on such transactions, as reasonably determined by such Co-Agent.

          "Federal-Mogul" means Federal-Mogul Corporation, a Michigan corporation, and its successors in interest to the extent permitted hereunder.

          "Fee Letter" means that certain letter agreement dated as of December 27, 2000, by and among the Seller, Falcon, the Falcon Agent, Blue Ridge and the Blue Ridge Agent, as amended, modified, supplemented or amended and restated and in effect from time to time.

          "Fee Reserve Percentage" means (a) as of any Report Date or Interim Report Date when Turnover Days have been less than or equal to 60 days during the immediately preceding Collection Period, 1.5%, and (b) as of any Report Date or Interim Report Date when Turnover Days have been greater than 60 days during the immediately preceding Collection Period, 2.0%.

          "Fees" means, collectively, the Administration Fee, Program Fee and Default Fees.

          "Finance Charges" means, with respect to an invoice, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such invoice.

          "Financial Covenants" means Section 11.1, Section 11.2 and/or Section
11.3 of the Credit Agreement, as amended, modified, supplemented or amended and restated from time to time, in each case, with the prior written consent of each Co-Agent.

          "Floating Dilution" means, as of any Report Date or Interim Report Date, the aggregate amount of Credit Memos issued during the immediately preceding Collection Period relating to the (i) North American Aftermarket core deposits, (ii) the North American Aftermarket billing adjustments, (iii) the North American Aftermarket customer accommodation returns, (iv) the North American Aftermarket other and (v) original equipment manufacturers.

          "Floating Dilution Ratio" means, as of any Report Date or Interim Report Date, the percentage equivalent of a fraction, the numerator of which shall be the Floating Dilution determined as of such Report Date or Interim Report Date and the denominator of which shall be the aggregate amount of new Receivables transferred to the Seller pursuant to the Sale Agreement during the second immediately preceding Collection Period.

          "Floating Dilution Reserve Percentage" or "FDRP" shall equal, as of any Report Date or Interim Report Date, the greater of:

     (a)  7.0%, and
     (b)  1.75 X EFD X DHR + [ (FDS-EFD) x FDS ]
                                           EFD

     where:

     FDR  =    Floating Dilution Ratio
     EFD  =    Expected Floating Dilution Ratio
     FDS  =    Floating Dilution Spike Ratio
     DHR  =    Dilution Horizon Ratio

          "Floating Dilution Spike Ratio" or "FDS" means, as of any Report Date or Interim Report Date, the highest average of the Floating Dilution Ratio for any two consecutive Collection Periods that occurred during the twelve immediately preceding Collection Periods.

          "Funding Agreement" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of any Conduit.

          "Funding Source" means (i) any Liquidity Provider or (ii) any insurance company, bank or other financial institution providing liquidity, credit enhancement or back-up purchase support or facilities to any Conduit.

          "FX Reserve Percentage" means, as of any Report Date or Interim Report Date, the percentage equivalent of a fraction, the numerator of which shall be an amount equal to the product of (i) 6.5% and (ii) the Outstanding Balance of all Canadian Receivables that do not exceed the Obligor Overconcentration relating to Canadian Receivables, and the denominator of which shall be the Net Receivables Balance.

          "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranty" means any guaranty by any Person of Indebtedness or other obligations of any other Person that is not a consolidated subsidiary of such Person or any assurance with respect to the financial condition of any other Person that is not a consolidated subsidiary of such Person (including, without limitation, any purchase or repurchase agreement, any indemnity or any keep-well, take-or-pay, through-put or other arrangement having the effect of assuring or holding harmless any third Person against loss with respect to any Indebtedness or other obligation of such other Person) except endorsements of negotiable instruments for collection in the ordinary course of business.

          "Incremental Purchase" means a purchase of one or more Receivable Interests which increases the total outstanding Capital of the Purchasers pursuant to Section 2.02.

          "Indebtedness" means any (a) indebtedness for borrowed money or for the deferred purchase price of property or services, (b) obligations under leases which, in accordance with generally accepted accounting principles, are to be recorded as capital leases, (c) obligations which are evidenced by notes, acceptances or other instruments, (d) net liabilities under interest rate swap, foreign currency swap, commodity swap, exchange or cap agreements and (e) obligations, whether or not assumed, secured by Liens or payable out of proceeds or production from property now or hereafter owned or acquired; provided, however, that the term "Indebtedness" shall not include short-term obligations payable to suppliers incurred in the ordinary course of business.

          "Indemnified Amounts" shall have the meaning assigned to such term in
Section 9.01.

          "Indemnified Party" shall have the meaning assigned to such term in
Section 9.01.

          "Independent Director" shall have the meaning assigned to such term in the Sale Agreement.

          "Insolvency Event" means, with respect to any Person, the occurrence of any of the following:

          (a) such Person files a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or such Person files a petition, answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable federal law, or shall consent to the filing of any such petition, answer, or consent; or such Person appoints, or consents to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or such Person makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or

          (b) an order for relief is entered against such Person by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws; a decree or an order by a court having jurisdiction in the premises is entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of such Person under any other similar applicable federal law; or a decree or an order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of such Person or of any substantial part of its property or for the winding up or liquidation of its affairs, is entered (each of the foregoing events in this clause (b), an "Involuntary Insolvency Event").

          "Intended Characterization" means, for income tax purposes, the characterization of the acquisition by the Purchasers of Receivable Interests as a loan or loans by the Purchasers to the Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections.

          "Interim Report Date " means for each month (i) during the month of December 2000, December 31, 2000, (ii) during the months of January 2001, February 2001 and March 2001, the date that is five (5) Business Days immediately succeeding the 15th calendar day of such month, and (iii) for each month succeeding the month of March 2001, the date that is three (3) Business Days immediately succeeding the 15th calendar day of such month.

          "Interim Settlement Date Statement" means a report in substantially the form of Exhibit I hereto (appropriately completed), furnished by the Servicer to the Co-Agents pursuant to Section 7.05.

          "Invoice" means, collectively, with respect to any Receivable, any and all instruments, bills of lading, invoices or other writings which evidence such Receivable or the goods underlying such Receivable.

          "LIBO Rate" means the rate per annum equal to the sum of (i)(a) the rate at which deposits in U.S. Dollars are offered by the Reference Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period such deposits being in the approximate amount of the Capital of the Receivable Interest to be funded or maintained, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Reference Bank in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) 0.75% per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

          "LIBO Tranche Period" has the meaning set forth in clause (a) of the definition of "Tranche Period".

          "Liquidity Agreements" means the Blue Ridge Liquidity Agreement and the Falcon Liquidity Agreement.

          "Liquidity Funding" means, with respect to either Conduit: (i) any put by such Conduit to its Liquidity Providers or other Funding Sources of all or any portion of its Capital, (ii) any sale of a participation by such Conduit to its Liquidity Providers or other Funding Sources in all or any portion of its Capital, (iii) any borrowing by such Conduit from any

Funding Source to pay or refinance Commercial Paper issued by such Conduit to fund all or any portion of its Capital, (iv) any draw, demand or claim by such Conduit upon or under any letter of credit, surety bond or insurance policy issued by any Funding Source to support the payment or refinancing of any Commercial Paper issued by such Conduit to fund all or any portion of its Capital, and/or (v) any election pursuant to Section 2.01 of this Agreement to have such Conduit's Liquidity Providers purchase any Receivable Interest.

          "Liquidity Providers" means, collectively, the Blue Ridge Liquidity Providers and the Falcon Liquidity Providers.

          "Liquidity Termination Date" means June 22, 2001, unless such date is extended by mutual written agreement of the Seller, the Agents and each of the Purchasers.

          "Loss Reserve Percentage" means, as of any Report Date or Interim Report Date, the greater of (a) 9.0% and (b) 3 times the Loss-to-Liquidation Ratio.

          "Loss-to-Liquidation Ratio" means, as of any Report Date or Interim Report Date, a fraction, the numerator of which equals the sum of (a) the aggregate of Receivables that were 61 to 90 days past due as of the last day of the immediately preceding Collection Period and (b) the excess, if any, of (i) the aggregate amount of Placed Accounts Balance during the immediately preceding Collection Period over (ii) the aggregate amount of Placed Accounts Balance during the second immediately preceding Collection Period, and the denominator of which is Collections received during the immediately preceding Collection Period.

          "Material Adverse Effect" means a material adverse effect on (i) the financial condition, business or operations of the Seller or any Originator,
(ii) the ability of the Seller or any Originator to perform its obligations under any Transaction Document, (iii) the legality, validity or enforceability of this Agreement, any Transaction Document or any Collection Account Agreement or Collection Notice relating to a Collection Account into which a material portion of Collections are deposited, (iv) the Seller's or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or
(v) the collectibility of the Receivables generally or of any material portion of the Receivables.

          "Minimum Enhancement Amount" means, as of any Report Date or Interim Report Date, an amount equal to the greater of: (a) an amount equal to the product of (i) the Aggregate Reserve Percentage as of such Report Date or Interim Report Date and (ii) a fraction the numerator of which is equal to outstanding Capital as of such Report Date or Interim Report Date and the denominator of which is 1 minus such Aggregate Reserve Percentage plus (iii) the Contractual Dilution Balance as of such Report Date or Interim Report Date and
(b) $15,800,000.

          "Monthly Servicing Fee" shall have the meaning specified in Section 7.11.

          "Moody's" means Moody's Investors Service, Inc.

          "Net Receivables Balance" means, at anytime, the aggregate Outstanding Balance of all Eligible Receivables at such time, reduced by the Excess Concentration Amount.

          "New Concentration Account" has the meaning assigned to that term in
Section 6.01(k).

          "Obligations" means, collectively, (i) all Yield, (ii) all Fees (which fees shall be sufficient to pay all fees owing to the Liquidity Providers),
(iii) all amounts payable as Deemed Collections (which shall be applied to reduce outstanding Capital hereunder in accordance with Section 2.06 and 2.07),
(iv) all amounts payable pursuant to Article IX, if any, (v) all Servicer costs and expenses in connection with servicing, administering and collecting the Receivables, (vi) all Broken Funding Costs and (vii) all Default Fees.

          "Obligor" means a Person obligated to make payments pursuant to an Invoice.

          "Obligor Overconcentration" means, as of any Report Date or Interim Report Date, the excess of (a) the aggregate of all amounts of Eligible Receivables owned by the Seller and generated under accounts receivable with any one Obligor or type of Receivable as of the last day of the Collection Period immediately preceding such Report Date or Interim Report Date over (b) 3.0% of the Eligible Receivables on the last day of such immediately preceding Collection Period; provided that the Obligor Overconcentration with respect to the following Obligors or types of Receivables, shall be the applicable amount described in clause (a) in excess of the following percentages respectively, of the Eligible Receivables on the last day of such immediately preceding Collection Period:

          Obligor/Receivable Type                          Percentage
          -----------------------                          ----------

          Chrysler                                                7%
          Ford                                                    7%
          General Motors                                          7%
          Auto Zone                                               7%
          Genuine Parts                                           6%
          Canadian Receivables                                    6%

provided, further, that, other that with respect to Genuine Parts, on or after the date of any downgrade of the short-term debt rating or long-term debt rating of any Obligor referenced in the immediately preceding table by S&P or Moody's, either Co-Agent, in its sole discretion, by written notice to the Seller and the Servicer, may decrease the percentage relating to such Obligor in the immediately preceding table to a percentage that is mutually agreed upon by the Co-Agents in their sole discretion (for the avoidance of doubt, any reduction in a modifier (e.g. "+", "1", "2" or "3") to a short-term debt rating or long-term debt rating shall constitute a downgrade by S&P or Moody's, as applicable); provided, further, that, with respect to Genuine Parts, on or after the date of the occurrence of any event or condition that may have a material adverse effect on the business, assets, property, condition (financial or otherwise) or prospects of Genuine Parts, either Co-Agent, in its sole discretion, by written notice to the Seller and the Servicer, may decrease the percentage relating to Genuine Parts in the immediately preceding table to a percentage that is mutually agreed upon by the Co-Agents in their sole discretion.

          "Originator" means each of (a) Federal-Mogul; (b) Federal-Mogul Canada Limited; (c) Federal-Mogul Piston Rings, Inc.; (d) Federal-Mogul Flowery Branch, LLC;

(e) Federal-Mogul Powertain, Inc.; (f) Federal-Mogul Sealing Systems, Inc.; (g) Federal-Mogul Carolina, Inc.; (h) Federal-Mogul South Bend, Inc.; (i) Federal-Mogul LaGrange, Inc.; (j) Federal-Mogul Sintered Products, Inc.; (k) Federal-Mogul Sintered Products-Waupun, Inc.; (l) Federal-Mogul Engineered Bearings, Inc.; (m) Federal-Mogul Camshafts, Inc.; (n) Federal-Mogul Aviation, Inc.; (o) Federal-Mogul Ignition Company; (p) Federal-Mogul Products, Inc.; (q) Federal-Mogul Systems Protection Group, Inc.; and shall include any other wholly-owned Subsidiary of Federal-Mogul which the Agents and the Purchasers unanimously approve.

          "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof, and shall exclude any interest or finance charges thereon, without regard to whether any of the same shall have been capitalized.

          "Participant" shall have the meaning assigned to such term in Section 12.02.

          "Percentage" means, (a) with respect to the Blue Ridge Group, the percentage equivalent of a fraction, the numerator of which shall be the aggregate Blue Ridge Group Commitments and the denominator of which shall be the Aggregate Commitment and (b) with respect to Falcon, the percentage equivalent of a fraction, the numerator of which shall be the aggregate Falcon Group Commitments and the denominator of which shall be the Aggregate Commitment.

          "Person" means an individual, partnership, corporation, association, trust, limited liability company, joint venture or any other entity, or organization, including a Governmental Authority or other government or political subdivision or agent or instrumentality thereof.

          "PBGC" means the Pension Benefit Guaranty Corporation created under
Section 4002(a) of ERISA or any successor thereto.

          "Placed Accounts Balance" means the aggregate Outstanding Balance of any Receivables that have been moved to a separate credit manager code in accordance with the Credit Policies.

          "Plan" means any defined benefit plan maintained or contributed to by the Originator or any Subsidiary of the Originator or by any trade or business (whether or not incorporated) under common control with the Originator or any Subsidiary of the Originator as defined in Section 4001(b) of ERISA and insured by the PBGC under Title IV of ERISA.

          "Pledge Agreement" means the Second Amended and Restated Domestic Pledge Agreement, dated as of December 29, 2000, as amended, modified, supplemented or amended and restated from time to time, made by each of the signatories thereto, as the Grantors, in favor of First Union National Bank, a national banking association, as Trustee (the "Trustee") under the Second Amended and Restated Trust Agreement, dated as of December 29, 2000, as amended, modified, supplemented or amended and restated from time to time, among Federal-Mogul, the subsidiaries of Federal-Mogul parties thereto and the Trustee.

          "Pool Balance" means, as of the time of determination thereof, the aggregate Outstanding Balance of all Receivables owned by the Seller at such time.

          "Pooled Commercial Paper" means Commercial Paper notes of either Conduit subject to any particular pooling arrangement by either Conduit, but excluding Commercial Paper issued by either Conduit for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by either Conduit.

          "Post-Amortization Rate" means, for all Capital of each Purchaser, the sum of its applicable Base Rate plus 2% per annum.

          "Potential Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

          "Principal Amount" means, with respect to Blue Ridge's Commercial Paper, the actual net cash proceeds received by Blue Ridge upon issuance of its Commercial Paper.

          "Pro Rata Share" means, for each Liquidity Provider, the ratio which its liquidity commitment to purchase its pro rata share of Receivable Interests pursuant to the terms of this Agreement, which is the amount set forth next to such Liquidity Provider's name on the signature pages to this Agreement, bears to the Blue Ridge Group Commitment or the Falcon Group Commitment, as applicable.

          "Program Fee" shall have the meaning specified in the Fee Letter.

          "Proposed Reduction Date" has the meaning assigned to that term in
Section 2.03.

          "Purchase Date" means the date of the sale by Seller, and the purchase by the Conduits or the Co-Agents on behalf of the Liquidity Providers, of any Receivables Interests hereunder.

          "Purchase Limit" means (i) the aggregate of the Falcon Purchase Limit and the Blue Ridge Purchase Limit (which aggregate amount is $420,000,000 as of the date of this Agreement); (ii) with respect to Falcon, the Falcon Purchase Limit; and (iii) with respect to Blue Ridge, the Blue Ridge Purchase Limit, in each case, as applicable.

          "Purchase Notice" shall have the meaning specified in Section 2.02.

          "Purchase Price" means, with respect to any Incremental Purchase by a Purchaser Group of a Receivable Interest, the least of:

          (a) such Purchaser Group's Percentage of the aggregate amount of Capital requested by the Seller from both Purchaser Groups,

          (b) the remaining unused portion of the Blue Ridge Purchase Limit or the Falcon Purchase Limit, as applicable, and

          (c) the maximum amount by which the aggregate outstanding Capital of such Purchaser Group could be increased such that after giving effect to such increase in such Purchaser Group's aggregate outstanding Capital, such Purchaser

     Group's Percentage of the Net Receivables Balance will equal or exceed the product of (A) such Purchaser Group's Percentage and
     (B) sum of (i) (x) Capital relating to all Receivable Interests divided by (y) 1 minus the Aggregate Reserve Percentage, plus
     (ii) the Contractual Dilution Balance.

          "Purchaser" means Blue Ridge, Falcon and/or any Liquidity Provider, as applicable.

          "Purchaser Group" means the Falcon Group or the Blue Ridge Group.

          "Qualifying Liquidity" means a Liquidity Provider with a rating of its short term securities equal to or higher than (i) A-1 by S&P and (ii) P-1 by Moody's.

          "Purchasing Liquidity Provider" has the meaning specified in Section 12.01(b).

          "Reassignment Amount" means, with respect to each Purchaser Group on any Settlement Date, after giving effect to any deposits and distributions otherwise to be made on such Settlement Date, the sum of (i) the Capital outstanding from such Purchaser Group on such Settlement Date, (ii) the amount of accrued and unpaid Yield relating to Capital, and (iii) the amount of any accrued and unpaid Fees and Broken Funding Costs.

          "Receivable" means all the U.S. dollar denominated and all the Canadian dollar-denominated accounts receivable shown on the records of Federal-Mogul or any other Originator, and from time to time thereafter, arising from the sale of merchandise by Federal-Mogul or any other Originator in the ordinary course of business that has been sold, assigned, transferred, set-over or otherwise conveyed to the Seller pursuant to the terms of the Sale Agreement; provided, however, that "Receivable" that includes a Stock Lift shall be sold to Seller net of any adjustment with respect to such Stock Lift.

          "Receivable Interest" means, at any time, for either of the Purchaser Groups, an undivided percentage ownership interest (computed as set below) associated with a designated amount of Capital, Discount Rate and Tranche Period selected pursuant to the terms and conditions hereof in: (a) all Receivables transferred to or otherwise acquired or held by the Seller and arising prior to the time of the most recent computation or recomputation of such undivided interest, (b) all Related Security with respect to such Receivables, and (c) all Collections with respect to, and other proceeds of, such Receivables. Such undivided percentage interest shall equal:

                                      C
                        -------------------------------
                             (PX AVR) - (P X AR)

     where:

     C    =    the Capital of such Receivable Interest.

     P    =    the applicable Purchaser Group's Percentage.

     AVR  =    the Available Receivables.

     AR   =    the Aggregate Reserves.

          "Receivables Purchase Agreement" means the Second Amended and Restated Receivables Purchase Agreement dated as of February 16, 2001, by and between Federal-Mogul, as Purchaser, and the other Originators, as sellers, as amended, modified, supplemented or amended and restated from time to time.

          "Records" means, with respect to any Receivable, all invoices and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

          "Reduction Notice" has the meaning assigned to such term in Section 2.03.

          "Reference Bank" means (a) with respect to the Falcon Group, Bank One, Michigan, or such other bank as the Falcon Agent shall designate with the consent of the Seller, and (b) with respect to the Blue Ridge Group, Wachovia, or such other bank as the Blue Ridge Agent shall designate with the consent of the Seller.

          "Reinvestment" has the meaning assigned to that term in Section 2.06.

          "Related Security" means, with respect to any Receivable:

          (i) all of the Seller's interest in the goods, the shipment of which gave rise to such Receivable,

          (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

          (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the invoice related to such Receivable or otherwise,

          (iv)  all Records related to such Receivables,

          (v) all of the Seller's right, title and interest in, to and under the Sale Agreement and the Receivables Purchase Agreement and, with respect to such Agreement, each bill of lading, instrument, document or agreement executed in connection therewith in favor of or otherwise for the benefit of the Seller; and

          (vi)  all proceeds of any of the foregoing.

          "Report Date" means the eleventh day of each month, or if such day is not a Business Day, the next succeeding Business Day.

          "Required Notice Period" means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

               Aggregate Reduction                  Required Notice Period
               -------------------                  ----------------------

          *$100,000,000                             two Business Days
           $100,000,000 to $250,000,000             five Business Days
         **$250,000,000                             ten Business Days

* less than
** greater than


          "Requirements of Law" for any Person shall mean the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including usury laws and the Federal Truth in Lending Act).

          "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of the Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to any Originator, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Seller now or hereafter outstanding,
(iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Indebtedness evidenced by the Subordinated Notes (as defined in the Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of the Seller now or hereafter outstanding, and (v) any payment of management fees by the Seller.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

          "Sale Agreement" means that certain Fifth Amended and Restated Receivables Sale and Contribution Agreement dated as of February 16, 2001, between the Seller, as purchaser, and Federal-Mogul, as seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

          "Security Agreement" means that certain Security Agreement, dated as of December 29, 2000, made by Federal-Mogul and certain of its subsidiaries in favor of Wilmington Trust Company, as trustee, as amended, modified, supplemented or amended and restated from time to time.

          "Seller" has the meaning assigned to such term in the preamble of this Agreement.

          "Servicer" has the meaning assigned to such term in the preamble of this Agreement and any successor Servicer authorized pursuant to Article VII to service, administer and collect Receivables.

          "Settlement Date" means, (a) prior to the earlier to occur of (i) an Amortization Event or (ii) the Facility Termination Date, (1) the second Business Day immediately succeeding each Report Date, (2) the second Business Day immediately succeeding the Interim Report Date if the related Interim Settlement Date Statement indicated that Capital exceeds the Available Funding Amount and (3) the last day of the relevant Tranche Period in respect of each Receivable Interest of the Liquidity Providers, and (b) from and after the earlier to occur of (i) an Amortization Event or (ii) the Facility Termination Date, (x) the twentieth (20th) day of each month or, if such day is not a Business Day, the next succeeding Business Day, (y) the last day of the relevant Tranche Period in respect of each Receivable Interest of the Liquidity Providers and (z) or any other Business Day designated by the Co-Agents.

          "Settlement Date Statement" means a report, in substantially the form of Exhibit C hereto (appropriately completed), furnished by the Servicer to the Co-Agents pursuant to Section 7.05.

          "Settlement Period" means (A) in respect of each Receivable Interest of a Conduit, the immediately preceding Accrual Period, and (B) in respect of each Receivable Interest of the Liquidity Providers, the entire Tranche Period of such Receivable Interest.

          "Stock Lift" means an account receivable, or portion thereof, as to which Federal-Mogul or one of its subsidiaries has issued a credit in an amount equal to the balance of such account receivable or portion thereof.

          "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Seller.

          "Surety Documents" means, collectively, (i) the Contract of Indemnity, dated as of December 29, 2000, made by Federal-Mogul and certain of its subsidiaries in favor of National Fire Insurance Company of Hartford and Continental Casualty Company, relating to Bond number 929182983, (ii) the Contract of Indemnity, dated as of December 29, 2000, made by Federal-Mogul and certain of its subsidiaries in favor of SAFECO Insurance Company of America, relating to Bond number 6066092, (iii) the Contract of Indemnity, dated as of December 29, 2000, made by Federal-Mogul and certain of its subsidiaries in favor of Travelers Casualty & Surety Company of America, relating to Bond number 103529229, and (iv) the Contract of Indemnity, dated as of December 29, 2000, made by Federal-Mogul and certain of its subsidiaries in favor of Travelers Casualty & Surety Company of America, relating to Bond number 103529126, in the case of clauses (i), (ii), (iii) and
(iv), as amended, modified, supplemented or amended and restated from time to time.

          "Taxes" shall have the meaning set forth in Section 9.04.

          "Tranche Period" means, with respect to any Receivable Interest:

          (a) if Yield for such Receivable Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the applicable Co-Agent and the Seller, commencing on a Business Day selected by the Seller and agreed to by the applicable Co-Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period; provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month (each period described in this clause (a), a "LIBO Tranche Period");

          (b) if Yield for such Receivable Interest is calculated on the basis of the Base Rate, a period commencing on a Business Day selected by the Seller and agreed to by the applicable Co-Agent, provided no such period shall exceed 30 days; and

          (c) if Yield for such Receivable Interest is calculated on the basis of Blue Ridge's or Falcon's CP Rate, a CP Tranche
     Period.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day; provided, however, that in the case of LIBO Tranche Periods, if such next succeeding Business Day falls in a new month, such LIBO Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Receivable Interest which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Tranche Period shall end on the Facility Termination Date. The duration of each Tranche Period which commences after the Facility Termination Date shall be of such duration as selected by the Co-Agents.

          "Transaction Documents" means, collectively, this Agreement, the Sale Agreement, the Subscription Agreement, the Subordinated Notes (as defined in the Sale Agreement), the Fee Letter, each Collection Agreement, each Collection Notice, the Receivables Purchase Agreement, the Liquidity Agreements and all other instruments, documents and agreements executed and delivered by the Seller or any Originator in connection herewith.

          "Trust Agreement" means the Second Amended and Restated Trust Agreement dated as of December 29, 2000, among Federal-Mogul, the subsidiaries of Federal-Mogul from time to time parties thereto, and First Union National Bank, as Trustee, as amended, modified, supplemented or amended and restated from time to time.

          "Turnover Days" means, as of any Report Date or Interim Report Date, an amount equal to the Pool Balance as of the last day of the immediately preceding Collection Period divided by Collections relating to the immediately preceding Collection Period times 30.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

          "Voting Block" has the meaning assigned to that term in Section 11.04.

          "Wachovia" has the meaning assigned to that term in the preamble of this Agreement.

          "Wachovia Roles" has the meaning assigned to that term in Section 13.13(b).

          "Waiver Letter" means that certain letter agreement, dated December 27, 2000 among Federal Mogul, the Seller, the Co-Agents and the Purchasers.

          "Weekly Settlement Date" has the meaning assigned to that term in
Section 7.07.

          "Weekly Report" has the meaning assigned to that term in Section 7.07.

          "Yield" means, for any Tranche Period:

                                      ---   ---

                       DR  x  C   x       AD
                                      ---------
                                         360

                                      ---   ---

          where:

          DR = the Discount Rate for such Tranche Period;

          C  = the portion of the Capital allocated to such Tranche Period; and

          AD = the actual number of days elapsed during such Tranche Period;

provided that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided, further, that Yield for any Tranche Period shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

          Section 1.02   Other Definitional Provisions.
                         -----------------------------

          (a) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in effect in the United States from time to time.

          (b) All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) Meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                  ARTICLE II.
                PURCHASE ARRANGEMENTS; PAYMENTS AND COLLECTIONS

          Section 2.01  Purchase Facility. Upon the terms and subject to the
                        ------------------
conditions hereof during the period from the date hereof to but not including the Facility Termination Date:

         (a) The Seller may, at its option, sell and assign Receivable Interests to the Co-Agents, for the benefit of their respective Constituents. Each such sale and assignment of a Receivable Interest to the Blue Ridge Agent shall be made simultaneously with a sale and assignment of a Receivable Interest to the Falcon Agent, and the amount of Capital associated with the Receivable Interests offered shall be ratable in accordance with the Purchaser Groups' respective Percentages. In accordance with the terms and conditions set forth herein:

          (i) Blue Ridge may, at its option, instruct the Blue Ridge Agent to purchase Receivable Interests on behalf of Blue Ridge or if Blue Ridge shall decline to make any such purchase, the Blue Ridge Agent shall purchase such Receivable Interests on behalf of the Blue Ridge Liquidity Providers; and

          (ii) Falcon may, at its option, instruct the Falcon Agent to purchase Receivable Interests on behalf of Falcon or if Falcon shall decline to make any such purchase, the Falcon Agent shall purchase such Receivable Interests on behalf of the Falcon
     Liquidity Providers;

provided, however, that in no event shall the aggregate Capital of the Receivable Interests of the Blue Ridge Group at any one time outstanding exceed the Blue Ridge Purchase Limit, and in no event shall the aggregate Capital of the Receivable Interests of the Falcon Group at any one time outstanding exceed the Falcon Limit.

          (b) The Seller may, upon at least 30 days' prior written irrevocable notice to the Co-Agents terminate in whole or permanently reduce in part, the unused portion of the Purchase Limit; provided, however, that each reduction of the Purchase Limit shall be made ratable between the Purchaser Groups in accordance with their respective Percentages, and shall be applied ratably amongst the Liquidity Providers within a given Purchaser Group based upon their respective Pro Rata Shares); and provided further that each partial reduction of the Purchase Limit shall be in a minimum amount equal to $2,000,000 or a larger integral multiple of $1,000,000.

          Section 2.02  Increases. The Seller shall provide the Co-Agents with
                        ---------
at least three Business Days' prior notice in either the form set forth as Exhibit A hereto of each Incremental Purchase or in a Settlement Date Statement
---------
(each such form and/or Settlement Date Statement, a "Purchase Notice"). Each Purchase Notice shall be subject to Section 5.02 and, except as set forth below, shall be irrevocable and shall specify the requested Tranche Period and Purchase Price (which shall not be less than $2,000,000 for either Purchaser Group) and date of purchase (which, in the case of any Incremental Purchase (after the initial purchase hereunder), shall only be on a Settlement Date, provided that an Incremental Purchase shall not be made on a Settlement Date within the meaning of clause (a)(2) of the definition of "Settlement Date") and, in the case of an Incremental Purchase to be funded by the Liquidity Providers, the requested Discount Rate. Following receipt of a Purchase Notice, the Blue Ridge Agent shall determine whether Blue Ridge agrees to make the purchase of the Receivable Interest offered to the Blue Ridge Agent, and the Falcon Agent shall determine whether Falcon agrees to make the purchase of the Receivable Interest offered to the Falcon Agent. If Blue Ridge or Falcon declines to make a proposed purchase, the Seller may cancel the Purchase Notice as to both Purchaser Groups. In the absence of such a cancellation, the Incremental Purchase of any Receivable Interest which Blue Ridge declines to purchase shall be made by the Blue Ridge Liquidity Providers in accordance with their respective Pro Rata Shares, and the Incremental Purchase of any Receivable Interest which Falcon declines to purchase shall be made by the Falcon Liquidity Providers in accordance with their respective Pro Rata Shares. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article V, each Conduit or its Liquidity Providers, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of each Conduit, the aggregate Purchase Price of the Receivable Interests such Conduit is then purchasing or (ii) in the case of a Liquidity Provider, such Liquidity Provider's Pro Rata Share of the aggregate Purchase Price of the Receivable Interests the related Liquidity Providers are purchasing.

          Section 2.03  Decreases. The Seller shall provide the Co-Agents with
                        ---------
prior written notice, substantially in the form of Exhibit H, in conformity with the Required Notice Period of any reduction of Capital from Collections requested by the Seller (a "Reduction Notice"). Such Reduction Notice shall designate:

          (i) the date (the "Proposed Reduction Date") upon which any such reduction of Capital shall occur (which date shall give effect to the applicable Required Notice Period),

          (ii)  the aggregate amount of Capital of both Purchaser
     Groups to be reduced (the "Aggregate Reduction"), and

          (iii) whether all or any portion of such Aggregate Reduction is to be applied to Receivable Interests of the Liquidity
     Providers.

Only one (1) Reduction Notice may be outstanding at any time. Each Aggregate Reduction shall be allocated between the Purchaser Groups ratably in accordance with their respective Percentages and once so allocated, if any portion of either Purchaser Group's share of such amount is to be applied to Receivable Interests of the Liquidity Providers, shall be allocated amongst the Liquidity Providers in each Purchaser Group ratably in accordance with their respective Pro Rata Shares.

          Section 2.04  Payment Requirements. All amounts to be paid or
                        --------------------
deposited by the Seller pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds, and if not received before 11:00 a.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to Blue Ridge or the Blue Ridge Liquidity Providers they shall be paid to the Blue Ridge Agent, for the account of Blue Ridge or the Blue Ridge Liquidity Providers, at the Blue Ridge General and Administrative Account, Account No. 0531-00494 until otherwise notified by the Blue Ridge Agent. If such amounts are payable to Falcon or the Falcon Liquidity Providers they shall be paid to the Falcon Agent, for the account of Falcon or the Falcon Liquidity Providers at 1 Bank One Plaza, Chicago, Illinois 60670 until otherwise notified by the Falcon Agent. Upon notice to the Seller, the Falcon Agent may debit the Facility Account for all amounts due and payable hereunder. All computations of Yield (including, without limitation, all per annum fees calculated as part of Falcon's CP Costs) and all per annum Fees shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

          Section 2.05  Payments. Notwithstanding any limitation on recourse
                        --------
contained in this Agreement, the Seller shall immediately pay to the Co-Agents when due, for the account of the relevant Conduit and its related Liquidity Providers on a full recourse basis, the Obligations. If any Person fails to pay any of the Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time the Seller receives any Collections or is deemed to receive any Collections, the Seller shall immediately pay such Collections or Deemed Collections to the Servicer and, at all times prior to such payment, such Collections shall be held in trust by the Seller for the exclusive benefit of the Purchasers and the Agents.

          Section 2.06  Collections Prior to Amortization. Prior to the Facility
                        ---------------------------------
Termination Date, any Collections received by the Servicer (after the initial purchase of a Receivable Interest hereunder and on or prior to the Facility Termination Date of such Receivable Interest) shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.06. If at any time any Collections are received by the Servicer prior to the Facility Termination Date, the Seller hereby requests and the Purchasers in each Purchaser Group hereby agree to make, simultaneously with such receipt, a reinvestment (each a "Reinvestment") with that portion of each and every Collection received by the Servicer that is part of any Receivable Interest of that Purchaser Group, such that after giving effect to such Reinvestment, the amount of Capital of such Receivable Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt, but after giving effect to any reduction of Capital pursuant to Section
2.03 and reduction in Purchase Limit pursuant to Section 2.01 to be effected on such date. On each Settlement Date prior to the occurrence of the

Facility Termination Date, the Servicer shall remit to the Co-Agents' accounts their Purchaser Groups' respective Percentages of the amounts set aside during the related Settlement Period and apply such amounts (if not previously paid in accordance with Section 2.05) to reduce unpaid Obligations. If such Obligations shall be reduced to zero, any additional Collections received by the Servicer shall (i) if applicable, be remitted to the Co-Agents' accounts, ratably in accordance with their respective Purchaser Group's Percentages, no later than 11:00 a.m. (Chicago time) to the extent required to fund any Aggregate Reduction on such Settlement Date and (ii) thereafter be remitted from the Servicer to the Seller on such Settlement Date.

          Section 2.07  Collections Following Amortization. On the Facility
                        ----------------------------------
Termination Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder(s) of each Receivable Interest, all Collections received on such day. On and after the Facility Termination Date, the Servicer shall, on each Settlement Date and at any other time requested by (or pursuant to standing instructions from) the Co-Agents (i) remit to the Co-Agents' accounts their Purchaser Groups' respective Percentages of the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Aggregate Unpaids.

          Section 2.08  Application of Collections. If there shall be
                        --------------------------
insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.06 or 2.07 (as applicable), the Servicer shall distribute funds:

          first, to the payment of the Servicer's reasonable out-of-
          -----
     pocket costs and expenses in connection with servicing, administering and collecting the Receivables if the Seller or one of its Affiliates is not then acting as the Servicer;

          second, to the reimbursement of the Agents' costs of
          ------
     collection and enforcement of this Agreement, pro rata based upon the respective amounts of such costs of collection and enforcement;

          third, ratably to the payment of all accrued and unpaid Fees
          -----
     under the Fee Letter and Yield;

          fourth, (if applicable) in reduction of Capital of the
          ------
     Receivable Interests;

          fifth, for the ratable payment of all other unpaid
          -----
     Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses when the Seller or one of its Affiliates is acting as the Servicer, such costs and expenses shall not be paid until after the payment in full of all other Obligations; and

          sixth, after the Aggregate Unpaids have been indefeasibly
          -----
     reduced to zero, to the Seller.

Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in this Section 2.08, shall be shared ratably (within each priority) among the Agents and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

          Section 2.09   Payment Recission. No payment of any of the Aggregate
                         -----------------
Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. The Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Co-Agents (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus the Default Fee from the date of any such recission, return or refunding.

          Section 2.10   Clean Up Call. In addition to the Seller's rights
                         -------------
pursuant to Section 2.03, the Seller shall have the right (after providing written notice to the Co-Agents in accordance with the Required Notice Period), at any time following the reduction of the Capital to a level that is less than 10.0% of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding Receivable Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agents.

                                 ARTICLE III.
                                     YIELD

          Section 3.01   Accrual and Payment of Yield. Yield shall accrue on the
                         ----------------------------
Capital relating to each Receivable Interest for each day occurring during its applicable Tranche Period. On each Settlement Date, the Servicer shall pay to each Co-Agent an amount equal to the accrued and unpaid Yield owing to such Co-Agent's Constituents for all Tranche Periods ending on or prior to such Settlement Date, together with any Broken Funding Costs for any such Tranche Periods. Upon the occurrence of an Amortization Event, all existing outstanding Tranche Periods shall terminate, each Purchasers' Capital shall be automatically allocated to a new Tranche Period accruing Yield at the Post-Amortization Rate, and the Seller shall pay to the Co-Agents, for the account of their applicable Purchasers, any Broken Funding Costs arising from such early termination of their existing Tranche Periods.

          Section 3.02   Falcon's CP Yield; Notification of CP Costs. Except as
                         -------------------------------------------
otherwise provided in Section 3.06, Falcon's Capital shall accrue Yield at Falcon's CP Rate and shall be allocated to a single Receivable Interest. On or before the 5th day preceding each Settlement Date (excluding, however, any Settlement Date within the meaning of clause (a)(2) of the definition of "Settlement Date"), the Falcon Agent shall notify the Servicer of Falcon's Yield and Broken Funding Costs, if any, that will be owing to Falcon on the next succeeding Settlement Date.

          Section 3.03   Blue Ridge's CP Yield; Notification of CP Costs. Except
                         -----------------------------------------------
as otherwise provided in Section 3.06, Blue Ridge's Capital shall accrue Yield at Blue Ridge's CP Rate and shall be allocated to a single Receivable Interest. On or before the 5th day preceding each Settlement Date (excluding, however, any Settlement Date within the meaning of clause (a)(2) of the definition of "Settlement Date"), the Blue Ridge Agent shall notify the Servicer of the Blue Ridge's Yield and Broken Funding Costs, if any, that will be owing to Blue Ridge on the next succeeding Settlement Date.

          Section 3.04   Base Rate Yield. Except as otherwise provided in
                         ---------------
Section 3.05, all Capital of each of the Liquidity Providers shall accrue Yield at the Base Rate applicable to its Purchaser Group. Notwithstanding the foregoing, the Seller (or the Servicer on the Seller's behalf) shall give the applicable Co-Agents irrevocable written notice not later than 11:00 a.m. (Chicago time) not later than one (1) Business Day prior to the expiration of each Tranche Period with respect to which the applicable Base Rate is being requested as a new Discount Rate.

          Section 3.05   LIBO Rate Yield and Unavailability of the LIBO Rate.
                         ---------------------------------------------------
With respect to each Liquidity Provider's Capital, the Seller (or the Servicer on the Seller's behalf) may from time to time, with the consent of the applicable Co-Agent, select a LIBO Rate as the Discount Rate to be applicable to all or any portion of such Liquidity Provider's Capital for a LIBO Tranche Period by irrevocable written notice delivered to the applicable Co-Agent not later than 11:00 a.m. (Chicago time) on the third Business Day prior to the commencement of each such requested LIBO Tranche Period; provided, however, that in no event may less than $1,000,000 be allocated to any LIBO Tranche Period of any Liquidity Provider. If either Co-Agent shall fail to receive such prior written notice on a timely basis, all such Capital of the Liquidity Providers in its Purchaser Group will accrue Yield at the applicable Base Rate from and after the expiration of any existing LIBO Tranche Period until notice of a new Discount Rate and Tranche Period selection is given in accordance with this
Section 3.05. If either Co-Agent notifies the Seller (or the Servicer on the Seller's behalf) that one or more of its Liquidity Providers has determined that funding its share of Capital at a LIBO Rate would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or has determined that: (i) deposits of a type and maturity appropriate to match-fund its investment in a Receivable Interest at the LIBO Rate are not available, or
(ii) such LIBO Rate does not accurately reflect the cost of making or maintaining such investment at such LIBO Rate, then such Co-Agent shall suspend the availability of the LIBO Rate for the Liquidity Providers in its Purchaser Group and require the Seller (or the Servicer on the Seller's behalf) to select the applicable Base Rate for any Tranche Period of such Purchaser Group that is accruing Discount at such LIBO Rate.

          Section 3.06   Liquidity Funding. If either Conduit determines that it
                         -----------------
cannot maintain or that it is undesirable to maintain its Capital at a CP Rate and notifies its Co-Agent and the Seller (or the Servicer on the Seller's behalf) that it has availed itself of a Liquidity Funding for all or any portion of its Capital allocated to a CP Tranche Period for which Yield is being computed with respect to a CP Rate, such CP Tranche Period shall automatically terminate, the portion of Capital allocated to such CP Tranche Period shall be automatically allocated to a new Tranche Period accruing Yield at the applicable Base Rate, and the Seller shall pay to such Co-Agent, for the account of such Conduit, any Broken Funding Costs arising from early termination of such CP Tranche Period.

                                  ARTICLE IV.
                        REPRESENTATIONS AND WARRANTIES

          Section 4.01   Seller Representations and Warranties. The Seller
                         -------------------------------------
hereby represents and warrants to the Agents and the Purchasers that:

          (a)  Corporate Existence and Power. The Seller is a corporation duly
               -----------------------------
organized and validly existing and in good standing under the law of the State of Michigan and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.

          (b)  Due Qualification. The Seller is duly qualified to do business
               -----------------
and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify, be in good standing or obtain licenses or approvals would not have a Material Adverse Effect.

          (c)  Due Authorization; No Conflict. The execution and delivery of the
               ------------------------------
Transaction Documents to which the Seller is a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or its properties are bound. The execution and delivery of the Transaction Documents to which the Seller is a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof which are applicable to the Seller, will not conflict with or violate any material Requirements of Law applicable to the Seller.

          (d)  No Consents. Other than the filing of the financing statements
               -----------
required hereunder, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents to which it is a party, other than authorizations, approvals, actions, notices or filings the failure to obtain or perform would not reasonably be expected to have a Material Adverse Effect.

          (e)  Binding Effect. The Transaction Documents to which the Seller is
               --------------
a party have been duly executed and delivered by the Seller and constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (f)  No Proceedings. There are no actions, suits or proceedings
               --------------
pending, or to the best of the Seller's knowledge, threatened, against or affecting the Seller or any Originator, or any of the respective properties of the Seller or any Originator, in or before any court, arbitrator or other body, which are reasonably likely to have a Material Adverse Effect. Neither the Seller nor any Originator is in default with respect to any order of any court, arbitrator or Governmental Authority.

          (g)  Accuracy of Information. All information heretofore furnished by
               -----------------------
the Seller or any of its Affiliates to the Agents or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Seller or any of its Affiliates to the Purchasers will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

          (h)  Use of Proceeds. No proceeds of any purchase hereunder will be
               ---------------
used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the United States Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors (including but not limited to the provisions of Regulation U and Regulation X) or any similar rule of any other Governmental Authority.

          (i)  Title to Receivables. Each Receivable has been purchased by the
               --------------------
Seller from Federal-Mogul in accordance with the terms of the Sale Agreement, and the Seller has thereby irrevocably obtained all legal and equitable title to, and has the legal right to sell and encumber, such Receivable, its Collections and the Related Security. Each such Receivable has been transferred to the Seller free and clear of any Adverse Claim. Without limiting the foregoing, there has been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Seller's ownership interest in such Receivable.

          (j)  Good Title; Perfection. Immediately prior to each purchase
               ----------------------
hereunder, the Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. This Agreement is effective to, and shall, upon each purchase hereunder, transfer to the relevant Purchaser or Purchasers (and such Purchaser or Purchasers shall acquire from the Seller) a valid and perfected first priority undivided percentage ownership interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents.

          (k)  Places of Business. The principal places of business and chief
               ------------------
executive office of the Seller and the offices where the Seller keeps all its Records are located at the address(es) listed on Exhibit D or such other locations notified to the Agent in accordance with Section 6.02(a) in jurisdictions where all action required by Section 6.02(a) has been taken and completed. The Seller's Federal Employer Identification Number is correctly set forth on Exhibit D.

          (l)  Collection Banks; etc. Except as otherwise notified to the
               ---------------------
Administrative Agent in accordance with Section 6.02(b):

          (i) the Seller has instructed, or has required the Originators and the Servicer to instruct, all Obligors to pay all Collections directly to a segregated lock-box identified on Exhibit E hereto,

          (ii) in the case of all proceeds remitted to any such lock-box which is now or hereafter established, such proceeds will be deposited directly by the applicable Collection Bank into a concentration account or a depository account listed on Exhibit E,

          (iii) the names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of the Seller at each Collection Bank, are listed on Exhibit E, and

          (iv) each lock-box and Collection Account to which Collections are remitted shall be subject to a Collection Account Agreement that is then in full force and effect.

In the case of lock-boxes and Collection Accounts identified on Exhibit E which were established by any Originator or by any Person other than the Seller, exclusive dominion and control thereof has been transferred to the Seller. The Seller has not granted any Person, other than the Administrative Agent as contemplated by this Agreement, dominion and control of any lock-box or Collection Account, or the right to take dominion and control of any lock-box or Collection Account at a future time or upon the occurrence of a future event.

          (m)  Names. In the past five years, the Seller has not used any
               -----
corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

          (n)  Credit Policies. With respect to each Receivable, each of the
               ----------------
Originators, the Seller and the Servicer has complied in all material respects with the Credit Policies.

          (o)  Payments to Federal-Mogul. With respect to each Receivable
               -------------------------
transferred to the Seller, the Seller has given reasonably equivalent value to Federal-Mogul in consideration for such transfer of such Receivable and the Related Security with respect thereto under the Sale Agreement and such transfer was not made for or on account of an antecedent debt. No transfer or contribution by Federal-Mogul of any Receivable is or may be voidable under any Section of the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. (S)(S)101 et seq.), as amended.

          (p)  Ownership of the Seller. Federal-Mogul directly owns 100% of the
               -----------------------
issued and outstanding capital stock of the Seller. Such capital stock is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire securities of the Seller.

          (q)  Not an Investment Company.  The Seller is not an `investment
               -------------------------
company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

          (r)  Purpose. The Seller has determined that, from a business
               -------
viewpoint, the purchase of Receivables and related interests from Federal-Mogul under the Sale Agreement, and the sale of Receivable Interests to the Purchasers and the other transactions contemplated herein, are in the best interest of the Seller.

          (s)  Net Receivables Balance. Both before and after giving effect to
               -----------------------
each Incremental Purchase and Reinvestment, the Net Receivables Balance equals or exceeds the sum of (i) (x) Capital divided by (y) 1 minus the Aggregate Reserve Percentage, and (ii) the Contractual Dilution Balance.

          Section 4.02  Liquidity Provider Representations and Warranties.
                        -------------------------------------------------
Each Liquidity Provider hereby represents and warrants to the Agents, the other Purchasers and the Seller that:

          (a)  Existence and Power. Such Liquidity Provider is a corporation or
               -------------------
a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

          (b)  No Conflict. The execution, delivery and performance by such
               -----------
Liquidity Provider of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate
(i) its certificate or articles of incorporation or association or by-laws, (ii) any material law, rule or regulation applicable to it, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Liquidity Provider.

          (c)  Governmental Authorization. No authorization or approval or other
               --------------------------
action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Liquidity Provider of this Agreement.

          (d)  Binding Effect. This Agreement constitutes the legal, valid and
               --------------
binding obligation of such Liquidity Provider enforceable against such Liquidity Provider in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.

                                  ARTICLE V.
                            CONDITIONS OF PURCHASES

          Section 5.01   Conditions Precedent to Initial Purchase. The initial
                         ----------------------------------------
purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that (a) the Agents shall have received on or before the date of such purchase those documents listed on Schedule A hereto, and (b) the Agents shall have been paid all fees required to be paid on such date pursuant to the terms of the Fee Letter.

          Section 5.02 Conditions Precedent to All Purchases and Reinvestments.
                       -------------------------------------------------------
Each purchase of a Receivable Interest and each Reinvestment shall be subject to the further conditions precedent that:

          (a) in the case of each Incremental Purchase, the Servicer shall have delivered to the Co-Agents on or prior to the Purchase Date all Settlement Date Statements and all Interim Settlement Date Statements and when due under
Section 7.05;

          (b) on the date of each Incremental Purchase or Reinvestment, the following statements shall be true both before and after giving effect to such purchase or Reinvestment (and acceptance of the proceeds of such purchase or Reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

          (i) the representations and warranties set forth in Section 4.01 are correct on and as of the date of such purchase or Reinvestment as though made on and as of such date;

          (ii) no event has occurred, or would result from such purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such purchase or Reinvestment, that would constitute a Potential Amortization Event; and

          (iii) neither the Liquidity Termination Date nor the Facility Termination Date shall have occurred, the aggregate Capital of all Receivable Interests shall not exceed the Purchase Limit and the aggregate Receivable Interests shall not exceed 100%; and

          (iv) if the proposed date of such purchase or Reinvestment is a Settlement Date, the Seller shall have paid immediately available funds in the amount of any Coverage Shortfall that will exist after giving effect to such purchase or Reinvestment to the Agent for distribution to the Purchasers; and

          (c) the Co-Agents shall have received such other approvals, opinions or documents as it may reasonably request.

                                  ARTICLE VI.
                     COVENANTS OF THE SELLER AND SERVICER

          Section 6.01 Affirmative Covenants of Seller and the Servicer. Until
                       ------------------------------------------------
the date on which the Aggregate Unpaids have been indefeasibly paid in full, each of the Seller and Servicer (for the avoidance of doubt, the Servicer covenants and agrees only to Section 6.01(m) and Section 6.01(o)) hereby covenants and agrees that:

          (a)   Notices. Except as set forth in clauses (vii) and (viii) below,
                -------
the Seller will notify the Co-Agents in writing of any of (A) the events specified below in clauses (i) and (iv) immediately, and (B) the events specified in clauses (ii), (iii), (v) and (vi) within three Business Days, in each case, upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

          (i)    Amortization Events or Potential Amortization Events. The
                 ----------------------------------------------------
     occurrence of each Amortization Event (including, but not limited to, any failure to satisfy the Financial Covenants pursuant to Section 6.02(j)) or Potential Amortization Event, by a statement of the Chief Financial Officer, the Treasurer or the Assistant Treasurer of the Seller;

          (ii)   Judgment.  The entry of any judgment or decree against the
                 --------
     Seller;

          (iii)  Litigation.  The institution of any litigation, arbitration
                 ----------
     proceeding or governmental proceeding against the Seller or to which the Seller becomes party;

          (iv)   Termination Date under Sale Agreement. The declaration by
                 -------------------------------------
     Federal-Mogul of the "Termination Date" under the Sale Agreement; and/or

          (v)    Downgrade.  Any downgrade in the rating of any Indebtedness of
                 ---------
     Federal-Mogul by S&P or by Moody's setting forth the Indebtedness and the nature of such change.

          (vi)   Copies of Notices, Etc. under Sale Agreement and Other
                 ------------------------------------------------------
     Transaction Documents. Forthwith upon its receipt of any notice, request
     ---------------------
     for consent, financial statements of Federal-Mogul, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agents or the Conduits, copies of the same.

          (vii)  Change in Credit Policies. At least 30 days prior to the
                 -------------------------
     effectiveness of any material change in or amendment to the Credit Policies, a copy of the Credit Policies then in effect and a notice indicating such change or amendment.

          (viii) Other Information.  As soon as reasonably practicable, such
                 -----------------
     other information (including non-financial information) as any Agent or any Purchaser may from time to time reasonably request.

          (b)    Compliance with Laws. The Seller will comply in all material
                 -----------------
respects with all applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject.

          (c)    Audits; Inspection Rights. The Seller will, or will require the
                 -------------------------
Originators and the Servicer to, furnish to any Co-Agent from time to time such information with respect to it and the Receivables as such Co-Agent may reasonably request. The Seller shall, from time to time during regular business hours as requested by any Co-Agent upon reasonable notice, permit such Co-Agent, or its agents or representatives (and shall require the Originators and the Servicer to permit such Co-Agent or its agents or representatives) (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Seller or any Originator relating to Receivables and the Related Security, including, without limitation, the related invoices, and
(ii) to visit the offices and properties of the Seller or the Originators for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Seller's or any Originator's financial condition or the Receivables and the Related Security or the Seller's performance hereunder, or any Originator's performance under any of the other Transaction Documents, or the Seller's or any Originator's performance under the invoices with any of the officers or employees of the Seller or any Originator having knowledge of such matters.

               (d)  Keeping and Marking of Records and Books.
                    -----------------------------------------

               (i) The Seller will, and will require the Originators and the Servicer to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Seller will, and will require the Originators and the Servicer to, give the Co-Agents notice of any material change in the administrative and operating procedures referred to in the previous sentence.

               (ii) The Seller will, and will require the Originators and the Servicer to: (a) on or prior to the date hereof, mark its master data processing records and other books and records, if any, relating to the Receivable Interests with a legend, acceptable to the Agents, describing the Receivable Interests and (b) upon the request of any Agent following an Amortization Event: (A) mark each invoice with a legend describing the Receivable Interests and (B) deliver to the Administrative Agent all invoices (including, without limitation, all multiple originals of any such invoice) relating to the Receivables.

               (e)  Compliance with Invoices and Credit Policies; Taxes. The
                    ---------------------------------------------------
Seller will, and will require the Originators and the Servicer to, timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the invoices (other than bills of lading) related to the Receivables, and (ii) comply in all material respects with any bills of lading included in the invoices and with the Credit Policies. The Seller will, and will require the Originators to, pay when due any taxes payable in connection with the Receivables.

               (f)  Purchase of Receivables from the Originators. With respect
                    --------------------------------------------
to each Receivable purchased under the Sale Agreement, the Seller shall (or shall require the Originators and the Servicer to) take all actions necessary to vest legal and equitable title to such Receivable and the Related Security irrevocably in the Seller, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Seller's interest in such Receivable and such other action to perfect, protect or more fully evidence the interest of the Seller as any Agent may reasonably request.

               (g)  Ownership Interest. The Seller shall take all necessary
                    ------------------
action to establish and maintain a valid and perfected first priority undivided percentage ownership interest in the Receivables and the Related Security and Collections with respect thereto, to the full extent contemplated herein, in favor of the Administrative Agent and the Purchasers, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Administrative Agent and the Purchasers hereunder as the Administrative Agent may reasonably request.

               (h)  Payment to Federal-Mogul. With respect to any Receivable
                    ------------------------
purchased by the Seller from Federal-Mogul, such sale shall be effected under, and in strict compliance with the terms of, the Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to Federal-Mogul in respect of the purchase price for such Receivable.

               (i)  Performance and Enforcement of Sale Agreement. The Seller
                    ---------------------------------------------
shall timely perform the obligations required to be performed by the Seller, and shall vigorously enforce the rights and remedies accorded to the Seller, under the Sale Agreement. The Seller shall take all actions to perfect and enforce its rights and interests (and the rights and interests of the Purchasers and the Agents, as assignees of the Seller) under the Sale Agreement as any Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Sale Agreement.

               (j)  Purchasers' Reliance. The Seller acknowledges that the
                    --------------------
Agents and the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a legal entity that is separate from each of the Originators. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps including, without limitation, all steps that any Agent or any Purchaser may from time to time reasonably request to maintain the Seller's identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of each of the Originators and any Affiliates thereof and not just a division of an Originator. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller shall:

               (i) maintain its own separate books and records and bank accounts;

               (ii) at all times hold itself out to the public as a legal entity separate from the Servicer, the Originators, any Affiliates thereof or any other Person;

               (iii) at all times have at least one member of its Board of Directors who is an Independent Director;

               (iv) file its own tax returns, if any, as may be required under applicable law, to the extent not part of a consolidated group filing a consolidated return or returns, and pay any taxes so required to be paid under applicable law;

               (v) not commingle its assets with assets of any other Person (except as contemplated by the Transaction Documents);

               (vi)   conduct its business in its own name;

               (vii)  maintain separate financial statements;

               (viii) pay its own liabilities only out of its own funds;

               (ix)   maintain an arm's length relationship with its Affiliates;

               (x)    pay the salaries of its own employees, if any;

               (xi) not guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of others;

               (xii) allocate fairly and reasonably any overhead for shared office space;

               (xiii) use separate stationery, invoices and checks;

               (xiv) not pledge its assets for the benefit of any other Person or make any loans or advances to any Person (except as contemplated by the Transaction Documents);

               (xv) correct any known misunderstanding regarding its separate identity;

               (xvi) maintain adequate capital in light of its contemplated business purposes; and

               (xvii) cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Michigan corporate formalities;

               (k)    Collections. The Seller shall instruct all Obligors, or
                      -----------
require the Originators and the Servicer to instruct, all Obligors to pay all Collections directly to a segregated lock-box or other Collection Account listed on Exhibit E, each of which is subject to a Collection Account Agreement. In the case of payments remitted to any such lock-box, the Seller shall require all proceeds from such lock-box to be deposited directly by a Collection Bank into a Collection Account listed on Exhibit E, which is subject to a Collection Account Agreement. The Seller shall maintain exclusive dominion and control (subject to the terms of this Agreement) to each such Collection Account. In the case of any Collections received by the Seller or an Originator, the Seller shall remit (or shall require the Originators and the Servicer to remit) such Collections to a Collection Account not later than the Business Day immediately following the date of receipt of such Collections, and, at all times prior to such remittance, the Seller shall itself hold (or, if applicable, shall require the Originators and the Servicer to hold) such Collections in trust, for the exclusive benefit of the Purchasers and the Agents. In the case of any remittances received by the Seller in any such Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Seller shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Administrative Agent delivers to any of the Collection Banks a Collection Notice pursuant to Section 7.03, the Administrative Agent may request that the Seller, and the Seller thereupon promptly shall and shall direct the Originators to, direct all Obligors on Receivables to remit all payments thereon to a new depositary account (the "New Concentration Account") specified by the Administrative Agent and, at all times thereafter the Seller shall not deposit or otherwise credit, and shall not permit any Originator or any other Person to deposit or otherwise credit to the New Concentration Account any cash or payment item other than Collections. Alternatively, the Administrative Agent may request that the Seller, and the Seller thereupon promptly shall, direct all Persons then making remittances to any Collection Account listed on Exhibit E which remittances are not payments on Receivables to deliver such remittances to a location other than an account listed on Exhibit E.

          (l)  Minimum Net Worth. The Seller shall at all times maintain total
               -----------------
assets which exceed its total liabilities by not less than $14,250,000.

          (m)  Credit Agreement/Pledge Agreement/Security Agreement/Surety
               -----------------------------------------------------------
Documents/Trust Agreement. Within three Business Days of the date of the
-------------------------
execution and delivery of any amendment, modification, supplement or amendment and restatement of the Credit Agreement, the Pledge Agreement, the Security Agreement, any Surety Document or the Trust Agreement, the Servicer shall deliver a copy of thereof to each Co-Agent, and, upon the request of either Co-Agent, shall also deliver a copy thereof marked to show all changes.

          (n)  [Reserved]

          (o)  Certificate of Responsible Officer Pursuant to Credit Agreement.
               ---------------------------------------------------------------
The Servicer shall deliver to each Co-Agent the certificate specified in Section
10.2 of the Credit Agreement contemporaneously with the delivery of such certificate to the Lenders (as such term is defined in the Credit Agreement) pursuant to Section 10.2 of the Credit Agreement.

          Section 6.02 Negative Covenants of Seller. Until the date on which the
                       ----------------------------
Aggregate Unpaids have been indefeasibly paid in full, the Seller hereby covenants, individually and in its capacity as Servicer, that:

          (a) Name Change, Offices, Records and Books of Accounts. The Seller
              ---------------------------------------------------
will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Administrative Agent at least 45 days prior notice thereof (or such lesser number of days as the parties hereto may agree upon) and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents requested by the Administrative Agent in connection with such change or relocation.

          (b) Change in Payment Instructions to Obligors. The Seller will not
              ------------------------------------------
add or terminate any bank as a Collection Bank from those listed in Exhibit E, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any lock-box, Collection Account or Collection Bank, unless the Administrative Agent shall have received, at least fifteen (15) Business Days before the proposed effective date therefor:

          (i)  written notice of such addition, termination or change, and

          (ii) with respect to the addition of a lock-box, Collection Account or Collection Bank, an executed account agreement and an executed Collection Account Agreement from such Collection Bank relating thereto;

provided, however, that the Seller may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing lock-box or Collection Account that is subject to a Collection Account Agreement then in effect.

          (c)    Modifications to Credit Policies. The Seller will not make any
                 --------------------------------
change to the Credit Policies which would be reasonably likely to adversely affect the collectibility of any material portion of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in
Section 7.02(c), the Seller, acting as Servicer or otherwise, will not extend, amend or otherwise modify the terms of any Receivable or any invoice related thereto other than in accordance with the Credit Policies.

          (d)    Sales, Liens, Etc. The Seller shall not sell, assign (by
                 -----------------
operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any invoice under which any Receivable arises, or any lock-box or Collection Account or assign any right to receive income in respect thereof (other than, in each case, the creation of the interests therein in favor of the Administrative Agent, the Purchasers and the Co-Agents provided for herein), and the Seller shall defend the right, title and interest of the Administrative Agent, the Purchasers and the Co-Agents in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Seller or any Originator.

          (e)    Nature of Business; Other Agreements; Other Indebtedness. The
                 --------------------------------------------------------
Seller shall not engage in any business or activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking other than the transactions contemplated and authorized by this Agreement and the Sale Agreement. Without limiting the generality of the foregoing, the Seller shall not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than:

          (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

          (ii)   the incurrence of obligations under this Agreement,

          (iii) the incurrence of obligations, as expressly contemplated in the Sale Agreement, to make payment to Federal-Mogul thereunder for the purchase of Receivables from Federal-Mogul under the Sale Agreement, and

          (iv) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated in Section 6.01(j) of this Agreement.

In the event the Seller shall at any time borrow a "Subordinated Loan" under the Sale Agreement, the obligations of the Seller in connection therewith shall be subordinated to the obligations of the Seller to the Purchasers and the Agents under this Agreement, on such terms as shall be satisfactory to the Co-Agents.

          (f)    Amendments to Sale Agreement. The Seller shall not, without the
                 ----------------------------
prior written consent of the Co-Agents:

          (i)    cancel or terminate the Sale Agreement,

          (ii) give any consent, waiver, directive or approval under the Sale Agreement,

               (iii) waive any default, action, omission or breach under the Sale Agreement, or otherwise grant any indulgence thereunder, or

               (iv) amend, supplement or otherwise modify any of the terms of the Sale Agreement.

               (g) Amendments to Corporate Documents. The Seller shall not amend its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 6.01(j) of this Agreement.

               (h)    Merger. The Seller shall not merge or consolidate with or
                      ------
into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person.

               (i)    Restricted Junior Payments. The Seller shall not make any
                      ---------------------------
Restricted Junior Payment if an Amortization Event or a Potential Amortization Event exists or would result therefrom.

               (j)    Financial Covenants Under Credit Agreement Incorporated by
                      ----------------------------------------------------------
Reference. The Financial Covenants are hereby incorporated by reference in this
---------
Agreement and shall be an integral part of this Agreement as if such Financial Covenants were fully set forth in this Agreement. For the avoidance of doubt, in the event that any Financial Covenant is amended, modified, supplemented or amended and restated without the prior written consent of each Co-Agent, then the Financial Covenants in effect prior to such amendment, modification, supplement or amendment and restatement shall continue to be an integral part of this Agreement and shall remain in full force and effect.

                                 ARTICLE VII.
          SERVICING, ADMINISTRATION AND COLLECTION OF THE RECEIVABLES

               Section 7.01 Designation of Servicer. (a) The servicing,
                            -----------------------
administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this
Section 7.01. Federal-Mogul is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. Either Co-Agent may at any time following the occurrence of an Amortization Event designate as Servicer any Person to succeed Federal-Mogul or any successor Servicer.

               (a) Without the prior written consent of the Co-Agents, Federal-Mogul shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than the other Originators. If at any time the Co-Agents shall designate as Servicer any Person other than Federal-Mogul, all duties and responsibilities theretofore delegated by Federal-Mogul to any other Originator may, at the discretion of the Co-Agents, be terminated forthwith on notice given by the Co-Agents to Federal-Mogul and to the Seller.

               (b) Notwithstanding the foregoing subsection (b), (i) Federal-Mogul shall be and remain primarily liable to the Agents and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agents and the Purchasers shall be entitled to deal exclusively with Federal-Mogul in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agents and the Purchasers shall not be required to give notice, demand or other communication to any Person other than Federal-Mogul in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. Federal-Mogul, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

               Section 7.02   Duties of Servicer.
                              ------------------

               (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the applicable invoices and the Credit Policies.

               (b) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of the Seller and the Purchasers their respective shares of the Collections of Receivables in accordance with Sections
2.06 and 2.07. The Servicer shall upon the request of the Co-Agents after the occurrence of an Amortization Event segregate, in a manner acceptable to the Co-Agents, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or the Seller prior to the remittance thereof in accordance with Section 2.07. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Co-Agents such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

               (c) The Servicer, may, in accordance with the Credit Policies, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Defaulted Receivable or limit the rights of the Agents or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, from and after the occurrence of an Amortization Event, the Co-Agents shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

               (d) The Servicer shall hold in trust for the Seller and the Purchasers, in accordance with their respective interests in the Receivables, all Records that evidence or relate to the Receivables, the related invoices and Related Security or that are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of any Agent following the occurrence of an Amortization Event, deliver or make available to the Administrative Agent all such Records to such location as the Administrative Agent may designate in writing. The Servicer shall, as soon as practicable following receipt thereof, turn over to the Seller: (i) that portion of Collections of Receivables representing the Seller's undivided fractional ownership interest therein, less, in the event that Federal-Mogul or one of its Affiliates is not then acting as the Servicer, all reasonable out-of-pocket costs and expenses of the Servicer of servicing, administering and collecting the Receivables, and (ii) any cash collections or other cash proceeds received with respect to indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Co-Agent or any Purchaser, furnish to such Co-Agent for distribution to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Section 2.07.

          (e) Any payment by an Obligor in respect of any indebtedness owed by it to the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Co-Agents, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

          Section 7.03 Collection Notices. At any time, either of the Co-Agents
                       ------------------
is hereby authorized to direct the Administrative Agent, and the Administrative Agent is hereby authorized and directed to comply with such direction, to deliver to the Collection Banks a Collection Notice under any Collection Account Agreement. The Seller hereby transfers to the Administrative Agent for the benefit of the Purchasers, effective when the Administrative Agent delivers such notice, the exclusive ownership and control of the Collection Accounts. In case any authorized signatory of the Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. The Seller hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled to (i) endorse the Seller's and/or any Originator's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related invoices and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than the Seller.

          Section 7.04 Responsibilities of the Seller. Anything herein to the
                       ------------------------------
contrary notwithstanding, the exercise by the Agents and the Purchasers of their rights hereunder shall not release the Servicer or the Seller from any of their duties or obligations with respect to any Receivables or under the related invoices. None of the Agents or the Purchasers shall have no obligation or liability with respect to any Receivables or related invoices, nor shall any of them be obligated to perform the obligations of the Seller.

          Section 7.05 Settlement Date Statements/Interim Settlement Date
                       --------------------------------------------------
Statements. On or prior to the Report Date, the Servicer will provide to the Co-
----------
Agents a Settlement Date Statement substantially in the form of Exhibit C, and on each Settlement Date the Co-Agents shall forward to its respective Purchaser Group such Statement. On or prior to each Interim Report Date, the Servicer will provide to the Co-Agents an Interim Settlement Date Statement substantially in the form of Exhibit I and the Co-Agents shall forward to its respective Purchase Group such Statement.

          Section 7.06 Quarterly Servicer's Certificate. The Servicer shall
                       --------------------------------
deliver to the Co-Agents on or prior to the Report Date occurring in the month immediately succeeding each of the first three calendar quarters of each year, a certificate signed by a senior financial officer of the Servicer stating that
(a) a review of the activities of the Servicer during the preceding calendar quarter and of its performance under the Transaction Documents was made under the supervision of the officer signing such Compliance Certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has performed in all material respects its obligations under the Transaction Documents throughout such quarter, or, if there has been a material default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof.

          Section 7.07 Weekly Report and Distribution. Notwithstanding any other
                       ------------------------------
provision of any of the Transaction Documents, any Co-Agent, at its sole option, may provide a written notice to the Seller, the Servicer and the Purchasers to the effect that the Servicer shall deliver a weekly report (the "Weekly Report") and distributions shall be made to the Purchasers on a weekly basis, in each case, as described below. Upon receipt of such notice, on Friday of each week, or if such day is not a Business Day, the next succeeding Business Day, the Servicer shall deliver the Weekly Report to the Co-Agents. Each Weekly Report shall provide the following information: (i) the aggregate Collections deposited in the Collection Account during the current week, or the preceding week, as applicable, (ii) the aggregate amount of Receivables as of the date of the Weekly Report, and (iii) the amount to be distributed on the second Business Day immediately succeeding the date of such report (the "Weekly Settlement Date"). On each Weekly Settlement Date the Co-Agents, in accordance with the Weekly Report delivered by the Servicer, shall make a distribution to its related Purchasers. The amounts to be distributed on each Weekly Settlement Date shall be a pro rata portion of the amounts specified in the Transaction Documents based upon the actual number of days in the preceding week and a 30-day month.

          Section 7.08 Reporting Covenants of the Servicer.
                       -----------------------------------

          (a)   Financial Reporting. The Servicer, for so long as Federal-Mogul
                -------------------
is to Servicer and any Aggregate Unpaids remain outstanding, hereby covenants that it shall maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Co-Agents:

          (i)   Annual Reporting.  As soon as available, but in any event within
                ----------------
     120 days after the close of each fiscal year of the Servicer, an audit report not qualified for anything under the control of the Servicer, certified by independent public accountants acceptable to the Co-Agents (which until the Co-Agents notify the Servicer in writing to the contrary may be Ernst & Young LLP, public accountants), prepared in accordance with generally accepted accounting principles on a consolidated basis for the Servicer and its Subsidiaries including consolidated balance sheets as of the end of such period, and related profit and loss and reconciliation of the surplus statements;

          (ii)  Quarterly Reporting. As soon as available, but in any event
                -------------------
     within 60 days after the close of the first three quarterly periods of each fiscal year of the Servicer, for the Servicer and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements for the period beginning from the beginning of such fiscal year to the end of such quarter; and

          (iii)  Securities and Exchange Commission Filings.  The Servicer shall
                 ------------------------------------------
     provide the Co-Agents, promptly after the same are available, copies of all proxy statements, financial statements and reports as the Servicer shall send or make available generally to any of its public security holders, and copies of all regular and period reports and of all registration statements which the Servicer may file with the Securities and Exchange Commission or with any securities exchange.

          (b)    Notices.  The Servicer shall promptly notify the Co-Agents in
                 -------
writing of any of the following immediately upon learning of the occurrence thereof, describing the same, and if applicable, the steps being taken with respect thereto; (i) the occurrence of each Amortization Event and each Potential Amortization Event, by a statement of the corporate comptroller or senior financial officer of the Servicer, (ii) the entry of one or more judgments or decrees against the Servicer or any of its Subsidiaries if the aggregate amount of all such judgments and decrees outstanding (not paid or fully covered by insurance as to which the insurance carrier has admitted liability) equals or exceeds $30,000,000, (iii) the occurrence of any Insolvency Event with respect to the Servicer, (iv) the occurrence of any Insolvency Event with respect to the Seller or any Originator of which the Servicer becomes aware, and (v) the occurrence of any other event of which the Servicer becomes aware that has, or could reasonably be expected to have, a Material Adverse Effect or that constitutes an Amortization Event or a Potential Amortization Event.

     Section 7.09  Inspection Rights.  The Servicer shall provide any Co-Agent,
                   -----------------
and any of its agents and representatives, with access to (a) any books, records, files and documents (including, without limitation, computer tapes and discs) relating to the Transaction Documents, the Receivables and the servicing of the Receivables, and such Co-Agent and such representatives and agents shall be permitted to make copies of and abstracts from the foregoing and (b) the officers, directors and auditors of the Servicer to discuss the business and operations of the Servicer relating to the Transaction Documents and the Receivables and the Servicer's performance under the Transaction Documents, but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and
(iv) at reasonably accessible offices designated by the Servicer.

     Section 7.10  Credit Policies.  The Servicer shall timely and fully (a)
                   ---------------
perform and comply with all provisions and covenants and other promises required to be observed by it under terms of such Receivable and (b) comply in all material respects with the credit and collection policies and procedures in effect on the date hereof (the "Credit Policies") with respect to the Receivables, a copy of which is attached hereto as Exhibit G. The Servicer shall not amend, modify or supplement the Credit Policies in any material adverse respect without the prior written consent of the Co-Agents, which consent shall not be unreasonably withheld. Upon any amendment, modification or supplement to the Credit Policies consented to by the Co-Agents, the Servicer shall deliver to the Co-Agents, for distribution to the related Purchasers, such amendment, modification or supplement and Exhibit G shall be deemed to be amended by such amendment, modification or supplement.

     Section 7.11 Servicing Compensation.  The monthly servicing fee (the
                  ----------------------
"Monthly Servicing Fee") shall be payable to the Servicer, either (a) through withdrawals from Collections as provided in Sections 2.08 or (b) shall be payable in arrears, on each Settlement Date in respect of any Collection Period (or portion thereof) occurring prior to the earlier of the first Settlement Date following reduction of the Pool Balance to zero and the first Settlement Date on which Capital is zero. The Monthly Servicing Fee shall be an amount equal to the product of (a) 0.50% per annum and (b) the Pool Balance and (c) a fraction, the numerator of which is the actual number of days in the preceding Collection Period and the denominator of which is 360. The Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in accordance with the terms of Sections 2.06 and 2.07.

                                 ARTICLE VIII.
                              AMORTIZATION EVENTS

          Section 8.01  Amortization Events.  If any one or more of the
                        -------------------
following events (each, an "Amortization Event") shall occur:

          (a)  Insolvency Events.  An Insolvency Event shall occur with respect
               -----------------
to the Seller, the Servicer or an Originator, and, in the case of an Involuntary Insolvency Event concerning an Originator, shall have continued undischarged or unstayed for a period of 60 days;

          (b)  Failure to Make Payments and Deposits.  Failure on the part of
               -------------------------------------
the Seller, Federal-Mogul, the Servicer or any other Originator, as applicable, to make any payment or deposit required by the terms of any of the Transaction Documents;

          (c)  Settlement Date Statements/Interim Settlement Date Statements.
               -------------------------------------------------------------
Failure on the part of the Servicer to deliver a Settlement Date Statement or an Interim Settlement Date Statement within 5 days of the date such item is due to be delivered under any of the Transaction Documents;

          (d)  Other Covenants.  (A) Other than with respect to Section 6.02(j),
               ---------------
failure on the part of the Seller, the Servicer, Federal-Mogul or any other Originator, as applicable, to duly observe or perform in any material respect any of their other respective covenants or agreements set forth in the Transaction Documents, which failure continues unremedied for a period of ten days after the earlier of (i) the date on which the Seller, the Servicer, Federal-Mogul or such Originator, as applicable, becomes aware of such failure and (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been received by the Seller, the Servicer, Federal-Mogul or such Originator, as applicable; and (B) and with respect to Section 6.02(j) of this Agreement, failure on the part of Servicer to duly observe or perform any of its covenants or agreements set forth therein;

          (e)  Material Misrepresentations.  Any representation or warranty made
               ---------------------------
by the Seller, Federal-Mogul or any other Originator in any Transaction Document to which it is a party: (i) shall prove to have been incorrect in any material respect when made, and shall continue to be incorrect in any material respect for a period of 10 days after the earlier to occur of (A) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by any Agent, or (B) the date on which the Seller, the Servicer,

Federal-Mogul or such Originator, as applicable, becomes aware of such failure, and (ii) as a result of such incorrectness, a Material Adverse Effect occurs; provided, however, that an Amortization Event shall not be deemed to have occurred under this paragraph if the misrepresentation related to a specific Receivable and the Seller has repurchased the related Receivable or all such Receivables, if applicable, during such period in accordance with the provisions of this Agreement;

     (f)     Investment Company.  The Seller or any Originator shall become an
             ------------------
"investment company" within the meaning of the Investment Company Act;

     (g)     Delinquency Ratio.  The Delinquency Ratio for any two consecutive
             -----------------
Collection Periods is a rate equal to or greater than 9.00%;

     (h)     Loss-to-Liquidation Ratio.  The average Loss-to-Liquidation Ratio
             -------------------------
for any three consecutive Collection Periods is a rate equal to or greater than 6.00%;

     (i)     Dilution Ratio.  The average Dilution Ratio for any three
             --------------
consecutive Collection Periods is a rate equal to or greater than 7.00%;

     (j)     Nonpayment of Coverage Shortfall.  The Coverage Shortfall, if any,
             --------------------------------
relating to any Settlement Date is not paid to the Purchasers on the applicable Settlement Date;

     (k)     Minimum Enhancement Amount.  The sum of Contractual Dilution and
             --------------------------
Aggregate Reserves is less than the Minimum Enhancement Amount;

     (l)     Change of Control.  A Change of Control shall occur;
             -----------------

     (m)     Event of Default in Material Debt.  Failure of the Servicer or any
             ---------------------------------
of its Subsidiaries to pay any Indebtedness in excess of $25,000,000 in aggregate principal amount ("Material Debt") when due; or the default by the Servicer or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Material Debt was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Material Debt to cause, such Material Debt to become due prior to its stated maturity; or any Material Debt of the Servicer or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof;

     (n)     Judgments.  A final judgment shall have been entered against the
             ---------
Seller or one or more final judgments shall be entered against any Originator or any of its Subsidiaries for the payment of money in the aggregate amount of $30,000,000, or the equivalent thereof in another currency, or more on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution;

     (o)     ERISA.  Any Plan of the Seller or any Originator or any of its
             -----
Subsidiaries shall be terminated within the meaning of Title IV of ERISA except as permitted by Section 4044(d) of ERISA, or a trustee shall be appointed by the appropriate U.S. District Court to administer any Plan of the Seller or any Originator or any of its Subsidiaries, or the PBGC shall institute proceedings to terminate any Plan of the Seller or any Originator or any of its Subsidiaries or to appoint a trustee to administer any such Plan and each such event, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; then, subject to applicable law, and after the applicable grace period, if any, an Amortization Event shall occur without any notice or other action on the part of any Agent or any of the Purchasers, immediately upon the occurrence of such event and the Co-Agents, by notice then given in writing to the Seller and the Servicer, may terminate all but not less than all of the rights and obligations (other than its obligations that have accrued up to the time of such termination) of the Servicer as Servicer under the Transaction Documents and the Co-Agents shall appoint a successor Servicer hereunder, provided, however, that the provisions of this sentence should not be applicable if any Amortization Event occurs with respect to any Originator or a group of Originators (other than Federal-Mogul) that individually or as a group have originated less than 5.0% of the aggregate Outstanding Balances of all Eligible Receivables as of the date of such Amortization Event, and the Co-Agents receive notice from the Seller within 3 days of the occurrence of such Amortization Event, that the Receivables originated by such Originator or such group of Originators with respect to which the Amortization Event occurred (i) shall not constitute Eligible Receivables as of the date of such Amortization Event, and (ii) the Seller shall not purchase any Receivables from Federal-Mogul pursuant to the Sale Agreement that have been originated by such Originator or group of Originators. For purposes of the immediately preceding sentence, an Amortization Event shall be deemed to have occurred with respect to a "group of Originators" if any Amortization Event occurs with respect to two or more Originators within any period of time.

          All authority and power granted to the Servicer or any successor Servicer under the Transaction Documents shall automatically cease and terminate upon payment in full of the Aggregate Unpaids.

                                  ARTICLE IX.
                                INDEMNIFICATION

          Section 9.01  Indemnities by the Seller.  Without limiting any
                        -------------------------
other rights which the Agents or any Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Agents and each Purchaser and their respective officers, directors, agents and employees (each, an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agents or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, excluding, however:

          (a) Indemnified Amounts to the extent final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

          (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables which are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

          (c) taxes imposed on such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization;

provided, however, that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of the Purchasers to the Seller or Servicer for amounts otherwise specifically provided to be paid by the Seller or the Servicer under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Seller shall indemnify the Agents and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to the Seller or the Servicer) relating to or resulting from:

          (i) any representation or warranty made by the Seller, any Originator or the Servicer (or any officers of the Seller, an Originator or the Servicer) under or in connection with this Agreement, any other Transaction Document, any Settlement Date Statement, any Interim Settlement Date Statement or any other information or report delivered by the Seller, any Originator or the Servicer pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

          (ii) the failure by the Seller, any Originator or the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or invoice related thereto, or the nonconformity of any Receivable or invoice included therein with any such applicable law, rule or regulation;

          (iii) any failure of the Seller, any Originator or the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document;

          (iv)   RESERVED;

          (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of any Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related invoice not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (vi) the commingling of Collections of Receivables at any time with other funds;

          (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby or thereby, the use of the proceeds of a purchase, the ownership of the Receivable Interests or any other investigation, litigation or proceeding relating to the Seller or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby or thereby other than (a) litigation between the Seller on the one hand and any Agent and one or more of the Liquidity Providers on the other hand in which the Seller prevails or (b) any investigation or proceeding arising from (i) the gross negligence or willful misconduct of any Agent or one or more Liquidity Providers or (ii) the unlawful conduct of any Agent or one or more Liquidity Providers;

          (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding; or

          (ix)   any Insolvency Event with respect to the Servicer.

          Section 9.02  Increased Cost and Reduced Return.
                        ----------------------------------

          (a) If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"): (i) which subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source) or (ii) which imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) which imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, the Seller shall pay to the applicable Co-Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or compensate such Funding Source for such reduction.

          (b) Payment of any sum pursuant to Section 9.02(a) shall be made by the Seller to the applicable Co-Agent, for the benefit of the relevant Funding Source, not later than ten (10) days after any such demand is made. A certificate of any Funding Source, signed by an authorized officer claiming compensation under this Section 9.02 and setting forth the additional amount to be paid for its benefit and explaining the manner in which such amount was determined shall be conclusive evidence of the amount to be paid, absent manifest error.

          (c) Each Liquidity Provider will promptly notify the Seller and the applicable Co-Agent of any event of which it has knowledge which is reasonably likely to entitle such Liquidity Provider to compensation pursuant to this
Section 9.02; provided, however, that no failure to give or delay in giving such notification shall adversely affect the rights of any Liquidity Provider to such compensation.

          Section 9.03  Costs and Expenses Relating to this Agreement.  The
                        ---------------------------------------------
Seller shall pay to the Agents, Blue Ridge and/or Falcon on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the reasonable cost of the Administrative Agent's auditors auditing the books, records and procedures of the Seller and the Servicer, reasonable fees and out-of-pocket expenses of legal counsel for Blue Ridge, Falcon and/or the Agents (which such counsel may be employees of Blue Ridge, Falcon and/or the Agents) with respect thereto and with respect to advising Blue Ridge, Falcon and/or the Agents as to their respective rights and remedies under this Agreement. The Seller shall pay to the Agents on demand any and all costs and expenses of the Agents and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

          Section 9.04 Taxes.
                       ------

          (a) Any and all payments and deposits required to be made hereunder or under any other Transaction Document by the Seller or the Servicer to or for the benefit of the Conduits or any Liquidity Provider shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on, or measured by reference to, the net income of, franchise taxes imposed on, and taxes (other than withholding taxes) imposed on the receipts or gross receipts that are imposed on any Conduit or such Liquidity Provider by any of (i) the United States or any State thereof, (ii) the state jurisdiction under the laws of which any Conduit or such Liquidity Provider is organized or in which it is otherwise doing business or (iii) any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Seller or the Servicer shall be required by law to deduct any Taxes from or in respect of any sum required to be paid or deposited hereunder or under any instrument delivered hereunder to or for the benefit of any Conduit or any Liquidity Provider, (A) such sum shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums required to be paid or deposited under this
Section 9.04) the amount received by the Conduits or the relevant Liquidity Provider, or otherwise deposited hereunder or under such instrument, shall be equal to the sum which would have been so received or deposited had no such deductions been made, (B) the Seller or the Servicer (as appropriate) shall make such deductions and (c) the Seller or the Servicer (as appropriate) shall pay the full amount of such deductions to the relevant taxation authority or other authority in accordance with applicable law.

          (b) The Seller will indemnify each of the Purchasers for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 9.04) paid by such Purchaser and any liability (including penalties, interest and expenses) arising therefrom or required to be paid with respect thereto. Each of the Purchasers agrees to promptly notify the Seller of any payment of Taxes made by it and, if practicable, any request, demand or notice received in respect thereof prior to such payment. Each of the Purchasers shall be entitled to payment of this indemnification, as owner of Receivable Interests within 30 days from the date such Purchaser makes written demand therefor to the applicable Co-Agent and the Seller. A certificate as to the amount of such indemnification submitted to the Seller and the applicable Co-Agent by any Purchaser, setting forth the calculation thereof, shall (absent manifest error) be conclusive and binding for all purposes.

          (c) Within 30 days after the date of any payment of Taxes, the Seller or the Servicer (as the case may be) will furnish to the applicable Co-Agent the original or a certified copy of a receipt evidencing payment thereof.

          (d)  Notwithstanding the foregoing and any other provisions of this
Section 9.04, the obligations of the Servicer under this Section 9.04 shall be payable only out of Collections.

          (e) Each Liquidity Provider that is organized under the laws of a jurisdiction other than the United States or a state thereof hereby agrees to complete, execute and deliver to the related Co-Agent from time to time prior to the initial Settlement Date on which the related Co-Agent, acting on behalf of such Liquidity Provider, will be entitled to receive distributions pursuant to this Agreement, Internal Revenue Service Forms 1001 or 4224 (or any successor form), as applicable, or such other forms or certificates as may be required under the laws of any applicable jurisdiction in order to permit the Seller or the Servicer to make payments to, and deposit funds to or for the account of, the related Co-Agent, acting on behalf of such Liquidity Provider, hereunder and under the other Transaction Documents without any deduction or withholding for or on account of any tax or with such withholding or deduction at a reduced rate.

                                  ARTICLE X.
                           THE ADMINISTRATIVE AGENT

          Section 10.01  Authorization and Action.  Each Purchaser and each
                         ------------------------
Co-Agent hereby designates and appoints Bank One, NA, to act as its Administrative Agent hereunder and under each other Transaction Document, and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Transaction Documents together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser or any Co-Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Administrative Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Administrative Agent shall act solely as agent for the Purchasers and the Co-Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or any of its successors or assigns. The Administrative Agent shall not be required to take any action which exposes the Administrative

Agent to personal liability or which is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Administrative Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser and each Co-Agent hereby authorizes the Administrative Agent to execute on behalf of such Purchaser and each Co-Agent (the terms of which shall be binding on such Purchaser and such Co-Agent) each of the Uniform Commercial Code financing statements, together with such other instruments or documents determined by the Administrative Agent to be necessary or desirable in order to perfect, evidence or more fully protect the interest of the Purchasers and the Co-Agents contemplated hereunder.

          Section 10.02  Delegation of Duties. The Administrative Agent may
                         --------------------
execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          Section 10.03  Exculpatory Provisions. Neither the Administrative
                         ----------------------
Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or
(ii) responsible in any manner to any of the Purchasers or any Co-Agent for any recitals, statements, representations or warranties made by the Seller contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of the Seller to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article V, or for the perfection, priority, condition, value or sufficiency or any collateral pledged in connection herewith. The Administrative Agent shall not be under any obligation to any Purchaser or any Co-Agent to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller. The Administrative Agent shall not be deemed to have knowledge of an Amortization Event or a Potential Amortization Event unless the Administrative Agent has received notice from the Seller or a Purchaser.

          Section 10.04  Reliance by Administrative Agent. The Administrative
                         --------------------------------
Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of Blue Ridge, Falcon, the Co-Agents and/or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Purchasers and the Co-Agents. The Administrative Agent shall in all cases, be fully protected in acting, or in refraining from acting, in accordance with a request of Blue Ridge, Falcon, the Co-Agents and/or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers and the Co-Agents.

     Section 10.05  Non-Reliance on Administrative Agent and Other Purchasers.
                    ---------------------------------------------------------
Each Purchaser and each Co-Agent expressly acknowledges that neither the Administrative Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of the Seller, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Purchaser and each Co-Agent represents and warrants to the Administrative Agent that it has and will, independently and without reliance upon the Administrative Agent, any other Purchaser or any Co-Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

     Section 10.06  Reimbursement and Indemnification.  The Liquidity Providers
                    ---------------------------------
agree to reimburse and indemnify the Administrative Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller (i) for any amounts for which the Administrative Agent, acting in its capacity as Administrative Agent, is entitled to reimbursement by the Seller hereunder and
(ii) for any other expenses incurred by the Administrative Agent, in its capacity as Administrative Agent and acting on behalf of the Purchasers and the Co-Agents, in connection with the administration and enforcement of the Transaction Documents.

     Section 10.07  Administrative Agent in its Individual Capacity.  The
                    -----------------------------------------------
Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller or any Affiliate of the Seller as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the acquisition of Receivable Interests pursuant to this Agreement, the Administrative Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Administrative Agent, and the terms "Liquidity Provider," "Purchaser," "Liquidity Providers" and "Purchasers" shall include the Administrative Agent in its individual capacity if applicable.

     Section 10.08  Successor Administrative Agent.  The Administrative Agent
                    ------------------------------
may, upon ten days' notice to the Seller, the Purchasers and the Co-Agents, and the Administrative Agent will, upon the direction of all of the Purchasers (other than the Administrative Agent, in its individual capacity) resign as Administrative Agent. If the Administrative Agent shall resign, then the Co-Agents during such five-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Administrative Agent is appointed by the Co-Agents during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Administrative Agent hereunder and under the other Transaction Documents and the Seller shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article X and Article IX shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and under the other Transaction Documents.

                                  ARTICLE XI.
                                 THE CO-AGENTS

     Section 11.01  Authorization and Action.  Each of Blue Ridge and the Blue
                    ------------------------
Ridge Liquidity Providers hereby designates and appoints Wachovia Bank, N.A., to act as its Co-Agent hereunder and under each other Transaction Document, and authorizes such Co-Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to such Co-Agent by the terms of the Transaction Documents together with such powers as are reasonably incidental thereto. Each of Falcon and the Falcon Liquidity Providers hereby designates and appoints Bank One, NA, to act as its Co-Agent hereunder and under each other Transaction Document, and authorizes such Co-Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to such Co-Agent by the terms of the Transaction Documents together with such powers as are reasonably incidental thereto. The Co-Agents shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, any Liquidity Provider or any other Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Co-Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for such Co-Agent. In performing its functions and duties hereunder and under the other Transaction Documents, each Co-Agent shall act solely as the agent for its respective Conduit and its respective Liquidity Providers, and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or any of its successors or assigns. Each Co-Agent shall not be required to take any action which exposes such Co-Agent to personal liability or which is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of each Co-Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids.

     Section 11.02  Delegation of Duties.  Each Co-Agent may execute any of its
                    --------------------
duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Co-Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 11.03  Exculpatory Provisions.  No Co-Agent nor any of its
                    ----------------------
directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers, any of the Liquidity Providers or any other Agent for any recitals, statements, representations or warranties made by the Seller contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of the Seller to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article V, or for the perfection, priority, condition, value or sufficiency or any collateral pledged in connection herewith. No Co-Agent shall be under any obligation to any Purchaser, to any Liquidity Provider or any other Agent to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller. No Co-Agent shall be deemed to have knowledge of an Amortization Event or a Potential Amortization Event unless such Co-Agent has received notice from the Seller or a Purchaser.

     Section 11.04  Reliance by Co-Agents.  Each Co-Agent shall in all cases be
                    ---------------------
entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller and each Liquidity Provider), independent accountants and other experts selected by such Co-Agent. Each Co-Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of its respective Voting Block, as it deems appropriate under the relevant circumstances and it shall first be indemnified to its satisfaction by its respective Liquidity Banks, provided that unless and until such Co-Agent shall have received such advice, such Co-Agent may take or refrain from taking any action, as such Co-Agent shall deem advisable and in the best interests of its respective Conduit and its respective Liquidity Providers. Each Co-Agent shall determine with its Conduit and, as applicable, its respective Liquidity Providers, the number of such Persons that shall be required to request or direct such Co-Agent to take action, or refrain from taking action, under this Agreement on behalf of such Persons and whether any consent of the rating agencies who rate such Conduit's Commercial Paper is required (such Persons and, if applicable, rating agencies, a "Voting Block"). Each Co-Agent shall in all cases, be fully protected in acting, or in refraining from acting, in accordance with a request of its respective Voting Block, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Co-Agent's Constituents.

     Section 11.05  Non-Reliance on Agents and other Purchasers.  Each Purchaser
                    -------------------------------------------
and each Liquidity Provider expressly acknowledges that no Co-Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by such Co-Agent hereafter taken, including, without limitation, any review of the affairs of the Seller, shall be deemed to constitute any representation or warranty by such Co-Agent. Each Purchaser and each Liquidity Provider represents and warrants to the Co-Agents that it has and will, independently and without reliance upon the Co-Agents, any other Purchaser or any other Liquidity Provider and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

     Section 11.06  Reimbursement and Indemnification.  Each Liquidity Provider
                    ---------------------------------
agrees to reimburse and indemnify its Co-Agent and such Co-Agent's, officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller (i) for any amounts for which such Co-Agent, acting in its capacity as Co-Agent, is entitled to reimbursement by the Seller hereunder and (ii) for any other expenses incurred by such Co-Agent, in its capacity as Co-Agent and acting on behalf of its respective Conduit and its respective Liquidity Providers, in connection with the administration and enforcement of the Transaction Documents.

     Section 11.07  Co-Agents in their Individual Capacities.  Each Co-Agent and
                    ----------------------------------------
its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller, the Servicer or any Affiliate of the Seller or the Servicer as though such Co-Agent were not a Co-Agent hereunder. With respect to the acquisition of Receivable Interests pursuant to this Agreement, each Co-Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not a Co-Agent, and the terms "Liquidity Provider," "Purchaser," "Liquidity Providers" and "Purchasers" shall include such Co-Agent in its individual capacity if applicable.

                                 ARTICLE XII.
                          ASSIGNMENTS; PARTICIPATIONS

     Section 12.01  Assignments.
                    ------------

     (a) The Seller and each Liquidity Provider hereby agrees and consents to the complete or partial assignment by any Conduit of all of its rights under, interest in, title to and obligations under this Agreement to its Liquidity Providers (or to its Co-Agent for the ratable benefit of its Liquidity Providers) or to any other Person, and upon such assignment, such Conduit shall be released from its obligations so assigned. Further, the Seller and each Liquidity Provider hereby agrees that any assignee of any Conduit of this Agreement or all or any of the Receivable Interests of such Conduit shall have all of the rights and benefits under this Agreement as if the term "Conduit" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of the Conduits hereunder. The Seller shall not have the right to assign its rights or obligations under this Agreement.

     (b) Any Liquidity Provider may at any time and from time to time assign to one or more Persons ("Purchasing Liquidity Providers") all or any part of its rights and obligations under this Agreement pursuant to an assignment or an agreement, that is substantially in the form required by the applicable Liquidity Agreement (the "Assignment Agreement"), executed by such Purchasing Liquidity Provider and such selling Liquidity Provider. The consent of the related Conduit shall be required prior to the effectiveness of any such assignment. Each assignee of a Liquidity Provider shall be an Eligible Assignee. Upon delivery of the executed Assignment Agreement to the applicable Co-Agent, such selling Liquidity Provider shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Liquidity Provider shall for all purposes be a Liquidity Provider party to this

Agreement and shall have all the rights and obligations of a Liquidity Provider under this Agreement to the same extent as if it were an original party hereto and no further consent or action by the Seller, the Purchasers or the Agents shall be required.

     (c) Each of the Liquidity Providers agrees that in the event that it is the subject of a Downgrading Event. (an "Affected Liquidity Provider"), such Affected Liquidity Provider shall be obliged, at the request of the related Conduit or the related Co-Agent, to assign all of its rights and obligations hereunder to (x) another Liquidity Provider or (y) another financial institution nominated by the related Co-Agent and acceptable to the related Conduit, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Liquidity Provider; provided that the Affected Liquidity Provider receives payment in full, pursuant to an Assignment and Acceptance, of an amount equal to such Liquidity Provider's Pro Rata Share of the Capital and Yield owing to the Liquidity Providers and all accruing but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Receivable Interests.

     Section 12.02  Participations. A Liquidity Provider may, in the ordinary
                    --------------
course of its business at any time sell to one or more Persons (each, a "Participant") participating interests in its Pro Rata Share of the Receivable Interests of the Liquidity Providers, or any other interest of such Liquidity Provider hereunder. Notwithstanding any such sale by a Liquidity Provider of a participating interest to a Participant, such Liquidity Provider's rights and obligations under this Agreement shall remain unchanged, such Liquidity Provider shall remain solely responsible for the performance of its obligations hereunder, and the Seller, the Conduits and the Agents shall continue to deal solely and directly with such Liquidity Provider in connection with such Liquidity Provider's rights and obligations under this Agreement. Each Liquidity Provider agrees that any agreement between such Liquidity Provider and any such Participant in respect of such participating interest shall not restrict such Liquidity Provider's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in clause (i) of Section 13.01(b) and except as set forth in the Liquidity Agreements.

                                 ARTICLE XIII.
                                 MISCELLANEOUS

     Section 13.01  Waivers and Amendments.
                    -----------------------

     (a) No failure or delay on the part of any party hereto in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

     (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 13.01(b). The Conduits, the Seller, the Administrative Agent and, with the consent of their respective Voting

Blocks, the Co-Agents may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

          (i) without the consent of each affected Purchaser: (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield (or any component thereof), (C) reduce any fee payable to the Agents for the benefit of the Purchasers or extend the time for payment thereof, (D) except pursuant to Article Xl hereof, change the amount of the Capital of any Purchaser, a Liquidity Provider's Pro Rata Share or a Liquidity Provider's Commitment, (E) amend, modify or waive any provision of this Section 13.01(b), (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Eligible Receivable," "Floating Dilution Ratio" "Dilution Reserve", "Discount Reserve," "Loss Reserve Percentage," "Aggregate Reserve Percentage," or "Obligor Overconcentration", (H) amend or modify Section 2.08 hereof or (I) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (H) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or

          (ii) without the written consent of any Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) the Agents may, with the consent of the Seller, amend this Agreement solely to increase the Purchase Limit and/or add additional Persons as Liquidity Providers hereunder and revise the definitions of "Available Funding Amount", "Purchase Limit", "Blue Ridge Purchase Limit", "Falcon Purchase Limit" and any other definition in order to increase the Purchase Limit and (ii) without the consent of the Seller, the Agents and the Conduits may enter into amendments to modify any of the terms or provisions of
Article III, Article X, Article XI, Article XII or Section 13.13 provided that such amendment has no negative impact upon the Seller. Any modification or waiver made in accordance with this Section 13.01 shall apply to each of the Purchasers equally and shall be binding upon the Seller, the Purchasers and the Agents.

          (c) Neither the Seller nor the Co-Agents shall consent to any amendment of the Sale Agreement without the prior written consent of the applicable Voting Block if such amendment would have a material adverse effect on any Liquidity Provider.

          (d) The parties hereto acknowledge that, before entering into any amendment, supplement or modification or granting any waiver, each of the Co-Agents shall be required to obtain the approval of its respective Voting Block.

          Section 13.02  Notices.
                         -------

          (a) Except as provided in subsection (b) below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof. All such communications and notices shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when received through the mails, transmitted by telecopy, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that communications and notices to the Co-Agents or any Purchaser pursuant to Article II or III shall not be effective until received by the intended recipient.

          (b) The Seller hereby authorizes the Co-Agents to effect purchases and Tranche Period, CP Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Co-Agents in good faith believes to be acting on behalf of the Seller. The Seller agrees to deliver promptly to the Co-Agents a written confirmation of each telephonic notice signed by an authorized officer of the Seller. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Co-Agents, the records of the Co-Agents shall govern absent manifest error.

          Section 13.03  Ratable Payments. If any Purchaser, whether by setoff
                         ----------------
or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 9.02 or 9.03) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of the Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          Section 13.04  Protection of Ownership Interests of the Administrative
                         -------------------------------------------------------
Agent on behalf of the Purchasers and Co-Agents.
-----------------------------------------------

          (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that any Agent may request, to perfect, protect or more fully evidence the Receivable Interests, or to enable the Agents or the Purchasers to exercise and enforce their rights and remedies hereunder. The Administrative Agent may, or the Administrative Agent may direct the Seller to, notify the Obligors of Receivables, at any time following the replacement of the Seller as Servicer and at the Seller's expense, of the ownership interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee. The Seller shall, at any Purchaser's written request, withhold the identity of such Purchaser in any such notification.

          (b) If the Seller or the Servicer fails to perform any of its obligations hereunder, any Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligation; and the Agent's, the Co-Agents' or such Purchaser's costs and expenses incurred in connection therewith shall be payable by the Seller (if the Servicer that fails to so perform is the Seller or an Affiliate thereof) as provided in Section 9.03, as applicable. The

Seller and the Servicer each irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of the Seller and the Servicer (i) to execute on behalf of the Seller as debtor and to file financing statements necessary or desirable in the Administrative Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

          Section 13.05  Confidentiality. Each of the Seller, Federal-Mogul, the
                         ---------------
Servicer (if other than Federal-Mogul), the Agents and the Purchasers agrees to use it best efforts, and to cause its agents and representatives to use their best efforts, to hold in confidence all Confidential Information; provided that nothing herein shall prevent any Agent or any Purchaser from delivering copies of any financial statements and other documents constituting Confidential Information, or disclosing any other Confidential Information, to:

          (i) any Agent's, any Purchaser's or any Funding Source's respective directors, officers, employees, agents, accountants, professional consultants and enhancement providers,

          (ii)  any other Purchaser,

          (iii) any other Funding Source or any Person to which such Purchaser offers to sell or assign or sells or assigns such Purchaser or any part thereof or any rights associated therewith so long as such other Funding Source or Person shall have agreed to hold in confidence all Confidential Information,

          (iv) any federal or state regulatory authority having jurisdiction over any Agent, such Purchaser or any Funding Source,

          (v) any nationally recognized rating agency that requires access to such Purchaser's investment portfolio and any Funding Source's investment portfolio,

          (vi) any other Person to which such delivery or disclosure may be necessary or appropriate: (a) in compliance with any law, rule, regulation or order applicable to any Agent, any Purchaser or any Funding Source, (b) in response to any subpoena or other legal process or (c) in connection with any litigation to which any Agent, any Purchaser or any Funding Source is a party, or

          (vii) if any Amortization Event has occurred and is continuing, to the extent any Agent or such Purchaser may reasonably determine that such delivery and disclosure is necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Transaction Documents.

The Agents and the Purchasers shall provide written notice to the Seller whenever any such disclosure is made except to the extent prohibited by law and shall use their best efforts to provide the Seller with five day's advance notice of any disclosure pursuant to clause (vi) of this Section 13.05.

          Section 13.06  Bankruptcy Petition. Each of the Seller and the Agents
                         -------------------
hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior indebtedness of Blue Ridge or Falcon, it will not institute against, or join any other Person in instituting against, Blue Ridge or Falcon any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          Section 13.07  Limitation of Liability. Except with respect to any
                         -----------------------
claim arising out of the willful misconduct or gross negligence of the Conduits or the Agents, no claim may be made by the Seller, the Servicer or any other Person against the Conduits, the Agents or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 13.08  CHOICE OF LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                         -------------
ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

          Section 13.09  CONSENT TO JURISDICTION.  EACH OF THE SELLER AND THE
                         -----------------------
SERVICER HEREBY: (A) IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS AND (B) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST THE SELLER OR THE SERVICER IN THE COURTS OF ANY OTHER JURISDICTION WHEREIN ANY ASSETS OF THE SELLER, THE SERVICER OR ANY ORIGINATOR MAY BE LOCATED. ANY JUDICIAL PROCEEDING BY THE SELLER OR THE SERVICER AGAINST ANY AGENT OR ANY PURCHASER OR ANY AFFILIATE OF ANY AGENT OR A PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THE TRANSACTION DOCUMENTS SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

          Section 13.10  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO
                         --------------------
HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING

INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THE TRANSACTION DOCUMENTS OR THE RELATIONSHIPS ESTABLISHED THEREUNDER.

          Section 13.11  Integration; Survival of Terms. The Transaction
                         ------------------------------
Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. The provisions of Article IX and Section 13.06 shall survive any termination of this Agreement.

          Section 13.12  Counterparts; Severability.  This Agreement may be
                         --------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 13.13  Bank One Roles and Wachovia Roles.
                         ----------------------------------

          (a) Each of the Liquidity Providers acknowledges that Bank One and certain of its Affiliates including (Bank One Capital Markets, Inc.) act, or may in the future act, (i) as administrative agent for Falcon, (ii) as issuing and paying agent for Falcon, (iii) to provide credit or liquidity enhancement for the timely payment for Falcon's Commercial Paper and (iv) to provide other services from time to time for Falcon (collectively, the "Bank One Roles"). Without limiting the generality of this Section 13.13, each of the Agents and the Liquidity Providers hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action which it, in its discretion, deems appropriate.

          (b) Each of the Liquidity Providers acknowledges that Wachovia and certain of its Affiliates act, or may in the future act, (i) as administrative agent for Blue Ridge, (ii) as issuing and paying agent for Blue Ridge, (iii) to provide credit or liquidity enhancement for the timely payment for Blue Ridge's Commercial Paper and (iv) to provide other services from time to time for Blue Ridge (collectively, the "Wachovia Roles"). Without limiting the generality of this Section 13.13, each of the Agents and the Liquidity Providers hereby acknowledges and consents to any and all Wachovia Roles and agrees that in connection with any Wachovia Role, Wachovia may take, or refrain from taking, any action which it, in its discretion, deems appropriate.

          Section 13.14  Characterization.
                         -----------------

          (a) It is the intention of the parties hereto that, except for tax purposes, each purchase hereunder shall constitute an absolute and irrevocable sale (for non-tax purposes), which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Receivable Interest. Except as specifically provided in this Agreement, each sale (for non-tax purposes) of a Receivable Interest hereunder is made without recourse to the Seller; provided, however, that (i) the Seller shall be liable to each Purchaser and the Agents for all representations, warranties and covenants made by the Seller pursuant to the terms of this Agreement, and (ii) such sale (for non-tax purposes) does not constitute and is not intended to result in an assumption by any Purchaser or any Agent or any assignee thereof of any obligation of the Seller or any Originator or any other person arising in connection with the Receivables, the Related Security, or the related invoices, or any other obligations of the Seller or such Originator.

          (b) If the conveyance by the Seller to the Purchasers of interests in Receivables hereunder shall be characterized as a secured loan and not a sale for any purpose in addition to tax purposes, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted to the Administrative Agent for the ratable benefit of the Purchasers and the Agents a duly perfected security interest in all of the Seller's right, title and interest, now owned or hereafter acquired, in, to and under the Receivables, the Collections, each Collection Account, all Related Security, all payments on or with respect to such Receivables, all other rights relating to and payments made in respect of the Receivables, the Receivables Purchase Agreement, and all proceeds of any thereof prior to all other liens on and security interests therein. After an Amortization Event, the Administrative Agent, the Purchasers and the Co-Agents shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

          It is the intention of all parties hereto that each purchase hereunder shall be characterized as a secured loan for income tax purposes. It is the intention of all parties hereto that each party will act in a manner consistent with the treatment of each purchase as a secured loan for income tax purposes.

          Section 13.15  Acknowledgments. The Seller hereby acknowledges that:
                         ---------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

          (b) none of the Agents or any Purchaser has any fiduciary relationship with or fiduciary duty to the Seller arising out of or in connection with this Agreement, and the relationship between the Agents and the Purchasers, on the one hand, and the Seller, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Purchasers or among the Seller and the Purchasers or among the Seller and the Agents.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.


Seller:                       FEDERAL-MOGUL FUNDING CORPORATION


                              By:_____________________________________________
                                 Name:
                                 Title:


                              Address for Notices:
                              Federal-Mogul Funding Corporation
                              26555 Northwestern Highway
                              Southfield, Ml 48034

                                   Attention:  Treasury Department

                              Phone:  (248) 354-7700
                              Fax:  (248) 354-6746


Servicer:                     FEDERAL-MOGUL CORPORATION


                              By:_____________________________________________
                                 Name:
                                 Title:


                              Address for Notices:
                              Federal-Mogul Corporation
                              26555 Northwestern Highway
                              Southfield, MI 48034

                              Attention:  Treasury Department

                              Phone:  (248) 354-7700
                              Fax:  (248) 354-6746


                    Receivables Interest Purchase Agreement

Agents: BANK ONE, NA (CHICAGO OFFICE) (formerly known as The First National Bank of Chicago), as Administrative Agent and as Falcon Agent


                         By:_____________________________________________
                            Name:
                            Title:

                         Address for Notices:

                         Bank One, NA
                         Mail Code IL1-0079
                         1 Bank One Plaza
                         Chicago, Illinois 60670-0079

                         Attention:  Inge Serpe

                         Phone:  (312) 732-3419
                         Fax:  (312) 732-1844

                         WACHOVIA BANK, N.A.,
                         as Blue Ridge Agent


                         By:______________________________________
                            Name:
                            Title:

                         Address for Notices:
                         191 Peachtree Street
                         26/th/ Floor
                         GA-423
                         Atlanta, Georgia 30303

                         Attention:  Elizabeth Wagner

                         Phone:  (404) 332-1398
                         Fax:  (404) 332-5152

The Conduits:                 FALCON ASSET SECURITIZATION CORPORATION


                              By:______________________________________
                                        Authorized Signatory


                              Address for Notices:

                              Falcon Asset Securitization Corporation
                              c/o Bank One, NA
                              Asset-Backed Finance
                              Mail Code IL1-0594
                              1 Bank One Plaza
                              Chicago, Illinois 60670-0594

                              Attention:  Portfolio Management

                              Fax:  (312) 732-3600

                              BLUE RIDGE ASSET FUNDING CORPORATION

                              By:  Wachovia Bank, N.A.
                                   as Attorney-in-Fact


                              By:______________________________________
                                 Name:
                                 Title:

                              Address for Notices:

                              100 North Main Street
                              Winston-Salem, NC 27150

                              Attention:  John Dillon

                              Fax:  (336) 732-5021
                              Phone:  (336) 732-2690

                              with a copy to:

                              Blue Ridge Asset Funding Corporation
                              c/o AMACAR Group, L.L.C.
                              6525 Morrison Boulevard
                              Suite 318
                              Charlotte, NC 28211

                              Attention:  Douglas K. Johnson

                              Fax:  (704) 367-1362
                              Phone:  (704) 367-0569

     Falcon Liquidity Providers:

     Commitment                         BANK ONE, NA (CHICAGO OFFICE) (formerly
                                        known as The First National Bank of
                                        Chicago)


     $220,000,000                       By:__________________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        Bank One, NA
                                        Mail Code IL1-0594
                                        1 Bank One Plaza
                                        Chicago, Illinois 60670-0594

                                        Attention:  Portfolio Management

                                        Phone:  (312) 732-3897
                                        Fax:  (312) 732-3600

     Blue Ridge Liquidity Providers:

     Commitment                         WACHOVIA BANK, N.A.


     $204,000,000                       By:_________________________________
                                           Name:
                                           Title:


                                        Address for Notices:

                                        191 Peachtree Street
                                        26/th/ Floor
                                        GA-423
                                        Atlanta, Georgia 30303

                                        Attention:  Elizabeth Wagner

                                        Phone:  (404) 332-1398
                                        Fax:  (404) 332-5152

                                                                       EXHIBIT A
                                                                       ---------

                            FORM OF PURCHASE NOTICE

                                    [Date]

Wachovia Bank, N.A.,
 as Blue Ridge Agent for certain
 Purchasers parties to the Receivables
 Purchase Agreement referred to below
 191 Peachtree Street
 26/th/ Floor
 GA-423
 Atlanta, Georgia 30303

Attention:  Elizabeth Wagner

Bank One, NA,

 as Falcon Agent for certain Purchasers parties
 to the Receivables Purchase Agreement
 referred to below
1 Bank One Plaza
Mail Code Il1-0079
Chicago, Illinois  60670
Attention:  Asset-Backed Finance

Gentlemen:

          The undersigned, Federal-Mogul Funding Corporation, refers to the Sixth Amended and Restated Receivables Interest Purchase Agreement, dated as of February 16, 2001 (the "Receivables Purchase Agreement", the terms defined therein being used herein as therein defined), among the undersigned, Federal-Mogul Corporation, Blue Ridge Asset Funding Corporation ("BLUE RIDGE"), Falcon Asset Securitization Corporation ("FALCON"), certain financial institutions from time to time parties thereto, as Liquidity Providers, Bank One, NA, as Administrative Agent and Falcon Agent, and Wachovia Bank, N.A., as Blue Ridge Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Receivables Purchase Agreement that the undersigned hereby requests a purchase of Receivables Interests under the Receivables Purchase Agreement, and in that connection sets forth below the information relating to such purchase (the "Proposed Purchase") as required by Section 2.02 of the Receivables Purchase
Agreement:

               (i)  The Business Day of the Proposed Purchase is        , 20.

               (ii) The requested Purchase Price in respect of the Proposed
     Purchase is $      .

               (iii) The requested Purchaser[s] in respect of the Proposed Purchase [is FALCON $ amount] [Blue Ridge $ amount] [are the Falcon Liquidity Providers][are the Blue Ridge Liquidity Providers].

               (iv) The duration of the initial Tranche Period for the Proposed Purchase is ____________ [days] [months].

               (v) The Discount Rate related to such initial Tranche Period is requested to be the [LIBOR] [Base] Rate. (If Purchasers are the Liquidity Providers).

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Purchase (before and after giving effect to the Proposed Purchase):

          (A) the representations and warranties set forth in Section 4.01 of the Receivables Purchase Agreement are correct on and as of such date, as though made on and as of such date;

          (B) no event has occurred, or would result from the Proposed Purchase that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Proposed Purchase, that would constitute a Potential Amortization Event; and

          (C) the Facility Termination Date has not occurred, the aggregate Capital of all Receivable Interests does not and will not exceed the Purchase Limit and the aggregate Receivable Interests do not and will not exceed 100%.


                              Very truly yours,


                              FEDERAL-MOGUL FUNDING CORPORATION


                              By:_____________________________________
                              Name:
                              Title:

                                                                       EXHIBIT B
                                                                       ---------


                          FORM OF COLLECTION ACCOUNT
                                   AGREEMENT

               [Letterhead of Federal-Mogul Funding Corporation]

                              _____________, 20__


                                    [Date]



[Collection Bank Name and Address]

Attention:  ________________


          Re:  Federal-Mogul Funding Corporation
               Federal-Mogul Corporation
               ----------------------------------

Ladies and Gentlemen:

          You have exclusive control of P.O. Box ___________, [city], [state] [zip] (the "Lock-Box") for the purpose of receiving mail and processing payments therefrom pursuant to that certain lock-box services agreement dated ____________, 20__ between you and Federal-Mogul Corporation (the "Agreement"). You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein is to endorse all checks and other evidences of payment, and credit such payments to checking account no. _________ maintained with you in the name of Federal-Mogul Corporation (the "Existing Account").

          _________________________ (the "Originator") hereby transfers and assigns all of its right, title and interest in and to, and exclusive ownership and control over, the Lock-Box to Federal-Mogul Funding Corporation ("SPC"). Originator and SPC hereby request that from and after June 26, 2000, the Existing Account be retitled in the name of "Federal-Mogul Funding Corporation (so retitled, the "Lock-Box Account") for the purposes of certain Sixth Amended and Restated Receivable Interest Purchase Agreement dated as of February 16, 2001 among SPC, as seller, Federal-Mogul Corporation, as servicer, Blue Ridge Asset Funding Corporation, as a conduit, Falcon Asset Securitization Corporation, as a conduit, certain financial institutions from time to time a party thereto, as liquidity providers, Bank One, NA, as Administrative Agent and Falcon Agent, and Wachovia Bank, N.A., as Blue Ridge Agent, as amended, modified, supplemented or restated from time to time.

          SPC hereby irrevocably instructs you, and you hereby agree, that upon receiving notice from Bank One, NA, as Administrative Agent (the "Administrative Agent") in the form attached hereto as Annex A: (i) the name of the Lock-Box Account will be changed to "Bank One, NA, as Administrative Agent" (or any designee of the Administrative Agent), and the Administrative Agent will have exclusive ownership of and access to such Lock-Box Account, and neither Originator, SPC nor any of their respective affiliates will have any control of such Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Box to the Lock-Box Account, or will redirect the funds as the Administrative Agent may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account, at any time, as directed by the Administrative Agent, (iv) all services to be performed by you under the Agreement will be performed on behalf of the Administrative Agent, and (v) all correspondence or other mail which you have agreed to send to either Originator or SPC will be sent to the Administrative Agent at the following address:

               Bank One, NA, as Administrative Agent
               Mail Code IL1-0079
               1 Bank One Plaza
               Chicago, Illinois 60670-0079
               Attention: Garrett Ahitow

          Moreover, upon such notice, the Administrative Agent will have all rights and remedies given to Originator or SPC under the Agreement. Each of Originator and SPC agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

          You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by the Administrative Agent for the purpose of receiving funds from the Lock-Box are subject to the liens of the Administrative Agent for itself and as agent under the Receivables Purchase Agreement, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against Originator or SPC, except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

          This letter agreement and the rights and obligations of the parties hereunder will be governed by and construed and interpreted in accordance with the laws of the State of Illinois. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

          This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

          Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                              Very truly yours,


                              FEDERAL-MOGUL CORPORATION


                              By:________________________________________
                                 Name:
                                 Title:


                              FEDERAL-MOGUL FUNDING CORPORATION


                              By:________________________________________
                                 Name:
                                 Title:

Acknowledged and agreed to
this _______ day of ___________, 20__:

[COLLECTION BANK]


By:  ___________________________________
     Name:
     Title:
_________________________, as Agent


By_____________________________________
     Authorized Agent

                                    ANNEX A
                           FORM OF COLLECTION NOTICE

                  [On letterhead of the Administrative Agent]

                                    [Date]



[Collection Bank Name and Address]

Attention:  ________________


     Re:  Federal-Mogul Funding Corporation
          Federal-Mogul Corporation
          ---------------------------------

Ladies and Gentlemen:

          We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among Federal-Mogul Corporation, Federal-Mogul Funding Corporation, you and us, to have the name of, and to have exclusive ownership and control of, account number ________________ (the "Lock-Box Account") maintained with you, transferred to "_________________________, as Agent." [The Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to _________________]. You have further agreed to perform all other services you
are performing under that certain agreement dated            between you and
Federal-Mogul Corporation on our behalf.

          We appreciate your cooperation in this matter.

                              Very truly yours,


                              BANK ONE, NA,
                              as Administrative Agent


                              By:________________________________________
                                              Authorized Agent

                                                                       EXHIBIT C
                                                                       ---------


                       FORM OF SETTLEMENT DATE STATEMENT


I.   Receivables Rollforward

     Beginning Balance                                    ----------------
     + New Receivables                                    ----------------
     - Cash Collections                                   ----------------
     - Credit Memos                                       ----------------
     - Gross Chargeoffs                                   ----------------
     +/- Adjustments                                      ----------------
     +/- Unreconciled Balance                             ----------------
     Ending Balance                                       ----------------

II.  Receivables Aging

                                                               Amount                       Percent
                                                               ------                       -------
     Total                                                ----------------
     Current                                              ----------------
     0-30 days past due                                   ----------------
     31-60 days past due                                  ----------------
     61-90 days past due                                  ----------------
     91-120 days past due                                 ----------------
     120+ days past due                                   ----------------
     Placed accounts                                      ----------------

III. Calculation of Funding (see Schedule A)

     Pool Balance

     Less Ineligibles (input all #s as negatives) :
       Balances * 90 dpd (incl. all Placed Accts)
       (48,970,000)
       Contra Accounts ** 91 dpd                                                 subject to 3% threshold
       Cross-agings ** 91 dpd (30%*91dpd)                                        subject to 2% threshold
       (21,060,000)
       Terms over 90 but less than 180                    ----------------      subject to 3% basket
       Terms over 180                                     ----------------
       Deductions * 61 dpd & ** 91 dpd
       Less Intercompany Receivables ** 91 dpd
       Currencies other than US$ and CAN$
       Non-OEM export receivables                         ----------------
       Other ineligibles (e.g. unreconciled)              ----------------
     Eligible Receivables                                 ----------------

        Excess Concentrations                             ----------------      subject to 3% threshold
            Net Receivables Balance

        Contractual Dilution                              ----------------
            Available Receivables

        Aggregate Reserve Percentage
        Aggregate Reserves

            Available Funding Amount (max $420 MM)                                            ------------------
            Falcon Available Funding (max $220 MM)
            Blue Ridge Available Funding (max $200 MM)

IV.     Early Amortization Events

*  Greater than
** Less than

        Delinquency Ratio Trigger
            - greater than or equal to 9.0% for two
            consecutive months?

                                                               Current      Prior Month
                                                               -------      -----------
        * 60 dpd/Total

        Loss-to-Liquidation Ratio Trigger
            - 3-month rolling average greater than or equal to 6.00%?No

                                                               Current      Prior Month      2 months prior     3-month avg
                                                               -------      -----------      --------------     -----------

            61-90 days past due
            Change in placed accounts
            Cash collections
            Loss/Liquidation Ratio

        Dilution Ratio Trigger
            - 3-month rolling average greater than or
              equal to 7.00%?No

                                                               Current      Prior Month      2 months prior     3-month avg
                                                               -------      -----------      --------------     -----------
            NAA Credit Memos
            OEM Credit Memos
            Dilutive adjustments
            Pool Balance
            Dilution Ratio

        Coverage Amount
            =Capital minus Available Funding Amount
                                                                          _______________
            Capital Outstanding                                           _______________
            Available Funding Amount                                      _______________
            Coverage Amount to be paid on Distribution Date

V.      Calculation of Capital

                                                                               Falcon          Blue Ridge
                                                                               ------          ----------
        Available Funding Amount
                                                                          _______________    ______________
        Outstanding Capital                                               _______________    ______________

        Required principal paydown
        Available Increase

        Requested Increase
        Optional Repayment                                                ________________   _____________
        Fees/Discount due                                                 ________________   _____________
                                                                          ___________________________________
        Net credit to FMFC Concentration Account
        Net paydown due to Conduits

* Greater than

VI.  Payment Instructions


     Payment instructions to pay Interest and Fees
      Amounts due Conduits:
      ---------------------
      Falcon/Bank One to debit Federal-Mogul Funding
       Corp's  account # 55-73688
                      39,829,890.22

      FMFC to wire funds to Blue Ridge:
                                                 ABA #
                                             Account #
                                                  Ref:  Federal-Mogul Funding

      Amount due Federal-Mogul Funding:
      ---------------------------------
      Falcon to Credit Federal-Mogul Funding II's
       account # 55-73688
                      -

      Blue Ridge to wire money to:
                                                 ABA #  71000013
                                             Account #  55-73688
                                                  Ref:  Federal-Mogul Funding

Other wiring instructions:
       [insert]

The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting in accordance with the Sixth Amended and Restated Receivable Interest Purchase Agreement dated as of February 16, 2001, as amended, modified, supplemented or restated from time to time (the "Agreement") and that all representations and warranties are restated and reaffirmed with the exception that, information pertaining to months prior to May 2000 may contain good faith estimates and proforma numbers, which the undersigned believes to be accurate in all material respects for the purposes of calculating the financial ratios required under the Agreement.

___________________
Name:
Title:

                                                                       EXHIBIT D
                                                                       ---------

                 PRINCIPAL PLACES OF BUSINESS, CHIEF EXECUTIVE
                 OFFICE, OFFICES FOR RECORDS, FEDERAL EMPLOYEE
                             IDENTIFICATION NUMBER

Principal Place of Business,
Chief Executive Office,
and Offices for Records

26555 North Western Highway
Southfield, MI 48034



Federal Employee Identification Number: 38-3055838

                                                                       EXHIBIT E
                                                                       ---------


Bank/Lox Box Location             Account #           Box #

Comerica Bank                     1000013027          148901 and 30401
P.O. Box
Detroit, MI 48275-3265

BANK ONE CORPORATION              200011003677        771327
Dept. 771327
A E Goetze Inc.
P.O. Box 77000
Detroit, MI 48277-1327

BANK ONE CORPORATION              182953              771128
Dept. 771128
Supermet Inc.
P.O. Box 77000
Detroit, MI 48277-1128

First National Bank of Chicago    59-36047            730113
PO Box 730113
Dallas, TX 75373-0113

First National Bank of Chicago    55-56872            73696
P.O. Box 73696
Chicago, IL 60673-7696

First Maryland National Bank      171-8376-9          N/A
25 S Charles
Baltimore, MD 21201

First Maryland National Bank      184-8841-1          64899
AE Goetze LaGrange
P.O. Box 64899
Baltimore, MD 21264-4899

First Maryland National Bank      179-8459-5          64011
Deva Engineered Bearings
P.O. Box 64011
Baltimore, MD 21264-4011

Bank of America                            7304749                         96347
Comtech Manufacturing Co.
96347 Collection Center Dr.
Chicago, IL 60693

Bank of America                            7311095                         99543
Glacier Clevite Heavywall Bearings
99543 Collections Center Drive
Chicago IL 60693

Comerica                                 185068964                        108901
Glacier Clevite Heavywall Bearings
P. O. Box 6700.
Detroit, MI 48267-1089

Bank of America                            7710925                         98966
Weyburn Bartel Inc
98966 Collections Center Dr.
Chicago IL 60693

Comerica                                 185068964                        109001
Department 109001
Weyburn Bartel Inc
P. O. Box 6700
Detroit, MI 48267-1090

Nations BankUS                          3750324114                        100220
P.O. Box 100220
Atlanta, GA 30384-0220

Nations BankUS                          3750324114                        277964
P.O. Box 277964
Atlanta, GA 30384-7964

Nations BankUS                          3750324114                        277969
P.O. Box 277969
Atlanta, GA 30384-7969

Royal Bank of Canada                       1157189                          2026
Federal-Mogul Funding Corp.
P.O. Box 2026
Station Centre-Ville
Montreal Quebec Canada H3B 4H4

Royal Bank of Canada                       1157189                          2676
Federal-Mogul Funding Corp.
P.O. Box 2676
Post Station A
Toronto Ontario Canada M5W 2N7

Royal Bank of Canada                       1157189                          6590
Federal-Mogul Funding Corp.
P.O. Box 6590
Main Post Office
Winnepeg Manitoba Canada R3C 4N6

Bank of America NT&SA                   3751359162                          2219
Federal-Mogul Funding Corp.
2219 Collections Center Drive
Chicago, Illinois 60693

                                                                       EXHIBIT F
                                                                       ---------

                        FORM OF COMPLIANCE CERTIFICATE

To:  Bank One, NA, as Falcon Agent
     Wachovia Bank, N.A., as Blue Ridge Agent

          This Compliance Certificate is furnished pursuant to that certain Sixth Amended and Restated Receivable Interest Purchase Agreement dated as of February 16, 2001, among Federal-Mogul Funding Corporation (the "Seller"), Federal-Mogul Corporation, the Purchasers party thereto, the financial institutions from time to time party thereto, as liquidity providers, Bank One, NA, as Administrative Agent and Falcon Agent, and Wachovia Bank, N.A., as Blue Ridge Agent (as amended, modified, supplemented or restated from time to time, the "Agreement").

          THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1.   I am the duly elected                       of the Seller;

          2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Seller during the accounting period covered by the attached financial statements;

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

          Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Seller has taken, is taking, or proposes to take with respect to each such condition or event:

          The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of _____________, 19__.


                                        FEDERAL-MOGUL FUNDING CORPORATION



                                        By__________________________________
                                          Name:
                                          Title:

                        SCHEDULE I TO COMPLIANCE REPORT

A. Schedule of Compliance of Federal-Mogul Funding Corporation, Sections _____ and _____ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Purchase Agreement.

This schedule relates to the month ended:  _____________________

                                                                       EXHIBIT G
                                                                       ---------

                                CREDIT POLICIES

CUSTOMER CREDIT

Purpose
-------
This policy outlines requirements for creation and monitoring customer credit.

Customer Credit Limits
----------------------
The establishment and monitoring of a limit or maximum level of credit sales to each individual customer serves to reduce the risk of a significant loss due to uncollectible accounts. A credit limit represents the level of credit sales (including previous outstanding accounts receivable) above which additional credit will not be extended.

Credit limits should be established after consideration is given to the payment history of each customer and an assessment of the customer's financial condition. Independent outside sources of credit history available locally (e.g. Dun & Bradstreet in the U.S.), credit references and or customer financial statements should be evaluated to establish customer credit limits and for updating credit limits on a periodic basis.

Credit Hold Routines
--------------------
Routines should be established to preclude shipping product to customers that exceeds the customer credit limit. Specific approval by a designated finance/customer credit individual of any deviation from the established routines.

INTRODUCTION

CENTRALIZED SOUTHFIELD ENVIRONMENT

 .    Supporting the Following
     .    OEM--United States
     .    Aftermarket--United States
     .    Aftermarket--Canada

 .    Specific Responsibilities
     .    Credit approval
     .    Collection
     .    Receivable management
     .    Billing--NAA only
     .    Dispute resolution

 .    Department Organization Chart
     .    85 total employees
     .    5 part-time/associate
     .    80 full-time company employees (74% 4-year degrees)

 .    Software Utilized
     .    CARMS--receivable management
     .    Lotus Notes--communication and dispute management
     .    Maxretriever--document management
     .    UPS--proof of deliveries
     .    PRC--scanner utilization
     .    Internally developed--AMS, MAPS, STRAP

 .    Aggressive Reengineering Initiative
     .    Relentless pursuit of superior customer service
     .    Eliminate deductions
     .    Continuous investigation of electronic options in our daily operations
     .    Review of document delivery options for invoices and statements
     .    Resolve customer inquiries with one call methodology
     .    Investigation of order to cash possibilities at manufacturing plants

CREDIT POLICY AND PROCEDURE

 .    Determination of Credit Limits
     . Credit limits are set at approximately 2.5 times estimated month sales for new accounts.
     . Existing account credit limits are adjusted according to payment habits and financial stability. An account that shows a pattern of paying their account past due will have their credit limit adjusted downward to 1 - 1 1/2 times monthly sales.

 .    New Account Procedure
     .    The following information is requested for new open accounts:
          -    trade credit references
          -    bank credit reference
          -    Credit reporting agency report (optional)
          -    Verbal credit references from industry credit group members
               (optional)
     . Requests for additional credit are evaluated by reviewing payment history (prompt %/discount % vs. late %), review of current financial statements and amount of additional credit requested compared to the current year high credit.

 .    Levels of Credit Granting Approval

     . Two step process for new credit approval, after Sales has requested the account be given open account status. Review and approval/reject is given first by the Credit Analyst, then by the Area Credit Manager.
     . Increases in credit for current customers are reviewed by the Credit Analyst.

 .    Use of Security Documents and Personal Guarantees

     . Personal guarantees are included in the customer's Credit Application. While a personal guarantee is not required for all new accounts, it is required in cases of higher than usual financial risk.

     . UCC-1's, UCC-3's, and Purchase Money Security Agreements are taken (or continued) on customers with large projected or current sales volumes (*$150,000) or when a customer's financial condition is deteriorating.

 .    Training of Credit Granting Personnel
     . Each Credit Analyst undergoes a 5 day training schedule, reviewing a formal training agenda with each of the Credit Analysts. Items covered include:
          -    A/R management software and systems (CARMS, MAPS & STRAP)
          -    New account/account maintenance procedures
          -    Special payment terms request approval and rejection
          -    Security documents
          -    Credit and collection procedures

* Greater than

 .    Credit Files
     . A file is kept for each customer account. An example of information in this file is:
          -    Original credit application
          -    Notes from phone conversations and meeting with customers
          -    Copies of written correspondence
          -    Information from creditor discussion groups
          -    Personal guarantee (optional)
     . These files are kept in a central location in the Customer Financial Services Department
     . Additionally, notes are kept concerning Credit Analyst discussions with the customer on CARMS. Examples of this information are:
          -    Customer commitments to send checks
          -    Date customers are put on hold
          - Miscellaneous comments noted by the Credit Analyst that may be of value in future credit decisions

 .    Payment Terms
     . Standard terms for OEM customers are either net 10th and net 25th prox or net 30 days on the date in the month in which the product is shipped. For net 10th and net 25th prox, if the product is shipped in the first 15 days of the month, payment is due by the 10th day of the following month. If shipped later in the month, payment is due by the 25th day of the following month. Customers are sent an invoice or an ASN for each shipment.
     . Standard terms for the FM Aftermarket and Retail are based on a shipping month of the 26th to the 25th and qualify for a 2% prompt payment discount if the invoice is paid by the 10th of the following month, otherwise, full payment for the Aftermarket is due by the 25th of the following month and for Retail, full payment is due the 25th of the 2nd month following. Gasket, ignition, chassis and brake terms in general are 2% 2nd 10th net 25th prox. In addition, there are negotiated terms for Retailers and selected buying groups which can range from 2% 2nd 10th to net 90 days.

 .    Determinants of Price
     .    Prices for the Aftermarket are published on product line price sheets.
     . Prices for Retail and OEM accounts are negotiated and specified on a pricing agreement for a given period of time and are supported by a purchase order or vendor agreement.

 .    Cash In Advance/Cash On Account
     .    Used at the Credit Analyst's discretion in the following situations:
          - Account consistently pays past due and is judged to be a credit risk
          -    Bankruptcy
          -    New account with credit references judged unsatisfactory

 .    Notes Receivable
     . Used at the Credit Analyst's discretion and reviewed monthly for payment. As of May, 1999 month end, there were 4 open Notes Receivable for a total of $463,604.45.

CREDIT AND COLLECTION

 .    Account Maintenance
     . The Credit and Accounts Receivable Management System (CARMS) produces an action list on a daily basis, which lists accounts that require attention due to a change in status (account over credit limit, account past due, etc).
     .    Action lists are reviewed by credit analysts for resolution.
     . Summary past due reports are generated on a monthly basis and are reviewed by the analysts for credit restriction.
     . Credit analysts continue follow up by making timely collection calls to customers on past due invoices until payment is received.
     . Sales is contacted to assist with collection of past due items and the resolution of customer disputes.
     . If payment is not received or a mutual payment arrangement cannot be made, the customer is sent a final demand notice, which details the debt and allows the customer ten working days to make acceptable payment arrangements.
     . If payment is still not received and no payment agreement has been made, the account is referred to the Area Credit Manager for further disposition.

 .    Collection Agencies / Bankruptcies
     . Accounts which are seriously past due may be referred to FM's legal counsel for action or placed with an outside collection agency. Accounts are moved to a separate credit manager code for follow-up.
     . Accounts that have filed for bankruptcy are moved to a separate credit manager code for follow-up and are written off quarterly.

AFTERMARKET - CUSTOMER BASE OVERVIEW

 .    Number of Aftermarket and Retail Accounts
     .    5,548 active Aftermarket accounts
     .    187 active Retail accounts

 .    Product Portfolio
     . Powertrain Systems - power cylinder systems, engine bearings, pistons, piston rings, piston pins, piston liners, connecting rods, bushings, washers, spark plugs, ignition wires and cables, ignition coils, and ceramic insulators.
     . Sealing Systems - total engine sealing, total transmission sealing, total axle sealing, cylinder head gaskets, ancillary gaskets, dynamic seals, bonded pistons, wiper products, heat shields, noise and vibration sealing systems.
     . General Products - camshafts, brake and friction products, chassis products, driveline products, fuel pumps, carburetors, emission control products, strobes, marker lights, reflective tape, sintered products, and systems protection products.

 .    Method of Order Placement and Shipment
     . Orders can be placed electronically via EDI or through Federal-Mogul's Customer Service/Order Entry via phone or fax.
     . Aftermarket orders are usually shipped from one of our Service Centers located in the U.S. and Canada. Larger orders may be shipped from one of three main Distribution Centers located in Jacksonville, AL, Maysville, KY and Skokie, IL.

 .    Customer Operations
     . Aftermarket customers consist mainly of warehouse distributors that buy product for downstream sales to independent or warehouse owned auto parts stores. Examples are NAPA, MAWDI and Pittsburgh Crankshaft.
     . Retail customers buy product for resale in their own company owned store. Examples are CSK Automotive, Advance and AutoZone.

     ORIGINAL EQUIPMENT MARKET AND EXPORT OVERVIEW
     .    OE Export Customer Base
     .    1,344 active OEM accounts
     .    208 active Export accounts

 .    Customer Operations
     . OE & Export customers consist primarily of automotive, heavy duty vehicle, farm equipment and industrial equipment manufacturers.
     .    Major customers include Ford, General Motors and Chrysler.

 .    Product Portfolio
     . Powertrain Systems - power cylinder systems, engine bearings, pistons, piston rings, piston pins, piston liners, connecting rods, bushings, washers, spark plugs, ignition wires and cables, ignition coils, and ceramic insulators.
     . Sealing Systems - total engine sealing, total transmission sealing, total axle sealing, cylinder head gaskets, ancillary gaskets, dynamic seals, bonded pistons, wiper products, heat shields, noise and vibration sealing systems.
     . General Products - camshafts, brake and friction products, chassis products, driveline products, fuel pumps, carburetors, emission control products, strobes, marker lights, reflective tape, sintered products, and system protection products.

 .    Order Process
     .    Decentralized customer service - one at each of our plant locations.
     . Orders are scheduled in advance by large OEM Customers (such as Ford, GM, Chrysler) and the accum's are adjusted as product is shipped, material release forecasts updated weekly.
     . Smaller OEM's send purchase orders in advance with date required. Purchase orders reviewed at plant before orders are scheduled.

ACCOUNTS RECEIVABLE DILUTIONS

 .    Cash Discount
     .    1.8% of NAA Sales

 .    Doubtful Accounts
     .    Written off quarterly as approved by the department manager
     .    Continual follow up until financial conclusion

 .    Credit Memos
     .    Stocklift returns
     .    Obsolescence returns
     .    30 day returns
     .    Warranty
     .    Price
     .    Policy allowance

 .    Checks Issued
     .    Rebates for volume incentives

 .    Invoices/Statements
     . The invoices generated from a plant sale can be mailed or sent electronically through EDI.
     . The Aftermarket invoices that are not sent via EDI are mailed at least weekly.
     . Monthly statements are sent to customers based on the 25th or month-end cutoff based on the customer.

 .    Reconciliations
     . monthly reconciliation is completed of CARMS to the General Ledger balance.
     . Typical reconciliation items can be cash or billings due to different closing schedules.

                                                                       EXHIBIT H
                                                                       ---------

                           FORM OF REDUCTION NOTICE

                                    [Date]


Wachovia Bank, N.A.
 as Blue Ridge Agent for certain
 Purchasers parties to the Receivables
 Purchase Agreement referred to below
 191 Peachtree Street
 26/th/ Floor
 GA-423
 Atlanta, Georgia 30303
Attention: Elizabeth Wagner

Bank One, NA
 as Falcon Agent for the certain Purchasers parties to the Receivables Purchase Agreement referred to below
Mail IL1-0079
1 Bank One Plaza
Chicago, Illinois 60670

Attention:  Asset-Backed Finance

Gentlemen:

          The undersigned, Federal-Mogul Funding Corporation, refers to the Sixth Amended and Restated Receivable Interest Purchase Agreement, dated as of February 16, 2001 (the "Receivables Purchase Agreement", the terms defined therein being used herein as therein defined), among the undersigned, Federal-Mogul Corporation, Blue Ridge Asset Funding Corporation ("BLUE RIDGE"), Falcon Asset Securitization Corporation ("FALCON"), certain financial institutions from time to time party thereto, as Liquidity Providers, Bank One, NA, as Administrative Agent and Falcon Agent, and Wachovia Bank, N.A., as Blue Ridge Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Receivables Purchase Agreement that the undersigned hereby requests a reduction of Capital under the Receivables Purchase Agreement, and in that connection sets forth below the information relating to such reduction (the "Proposed Reduction") as required by Section 2.03 of the Receivables Purchase Agreement:

          (i)    The Proposed Reduction Date is _________, ____.

          (ii) The Aggregate Reduction is $____________. The Falcon share of the Aggregate Reduction is $______________. The Blue Ridge share of the Aggregate Reduction is $____________.

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Reduction (before and after giving effect to the Proposed Reduction):

          (A) the representations and warranties set forth in Section 4.01 of the Receivables Purchase Agreement are correct on and as of such date, as though made on and as of such date;

          (B) no event has occurred, or would result from the Proposed Reduction that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Proposed Reduction, that would constitute a Potential Amortization Event; and

          (C) the Facility Termination Date has not have occurred, the aggregate Capital of all Receivable Interests does not and will not exceed the Purchase Limit and the aggregate Receivable Interests do not and will not exceed 100%.

                                        Very truly yours,


                                        FEDERAL-MOGUL FUNDING CORPORATION



                                        By: _____________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT I
                                                                       ---------

                   FORM OF INTERIM SETTLEMENT DATE STATEMENT


[LOGO]  FEDERAL
        MOGUL

Federal-Mogul Funding II Trade Receivable Interest Purchase Agreement Distribution Date Statement for Purchase Agreement dated June ____ 2000

The input fields are "boxed" and numbers are in blue. All other fields are calculated

                                                            ----------------
                                              Month Ended
-------------------------------------------------------------------------------------------------------
I.   Receivables Rollforward
     (Updated/new numbers as of the 15th for Moog and S.F., Static numbers (from prior monthly report)
     for Aviation & Blazer)
                                                            ________________
     Beginning Balance                                      ________________
        + New Receivables                                   ________________
        - Cash Collections                                  ________________
        - Credit Memos                                      ----------------
        - Gross Chargeoffs
        +/- Adjustments                                     ________________
        +/- Unreconciled Balance                                        -     0
     Ending Balance                                         ________________  0


II.  Receivables Aging - (Use Static Percentages from prior month's full report)

                                                Amount          Percent
                                             -------------  ----------------
     Total
     Current
     0-30 days past due
     31-60 days past due
     61-90 days past due
     91-120 days past due
     120+ days past due
     Placed accounts

III.  Calculation of Funding (see Schedule A)

     Pool Balance                                        -

     Less Ineligibles (input all #s
     as negatives) :
     Balances * 90 dpd (incl. all                           (To be updated from Section II above)
     Placed Accts)
     Contra Accounts ** 91 dpd                    #REF!      subject to 3%     Static #s from prior
                                                             threshold         monthly report
     Cross-agings ** 91 dpd                       #REF!      subject to 2%     Static #s from prior
     (30%*91dpd)                                             threshold         monthly report
     Terms over 90 but less than 180                         subject to 3%     Static #s from prior
                                                             basket            monthly report
                                           ---------------
     Terms over 180                                                           Static #s from prior
                                                                              monthly report
     Deductions * 61 dpd & ** 91 dpd                                          Static #s from prior
                                                                              monthly report
                                           ---------------
     Less Intercompany Receivables                                            Static #s from prior
     ** 91 dpd                                                                monthly report
     Currencies other than US$ and                                            Static #s from prior
     CAN$                                                                     monthly report
                                           ---------------
     Less Ineligible Export                                                   Static #s from prior
     Receivables ** 90 dpd                                                    monthly report
     Other ineligibles (e.g.                                                  Static #s from prior
     unreconciled)                                                            monthly report
                                           ---------------
Eligible Receivables                             #REF!

Exc .                                                       subject to 3%     Static #s from prior
ess Concentrations                                          threshold         monthly report
                                           ---------------
     Net Receivables Balance                     #REF!

Contractual Dilution
                                           ---------------
     Available Receivables                       #REF!

Aggregate Reserve Percentage
Aggregate Reserves                               #REF!
                                           ---------------------------
     Available Funding Amount (max                                   0
     $420 MM)
                                           ---------------
     Falcon Available Funding (max $220 MM)                0
     Blue Ridge Available Funding (max                     0
     $200 MM)

*Greater than
** Less than

IV.  Coverage Amount
  =Capital minus Available Funding Amount

   Capital Outstanding
   Available Funding Amount
   Coverage Amount to be paid on Distribution Date

V.  Calculation of Capital
                                                                                       Falcon                Blue Ridge
Available Funding Amount                                                                          -                        -
                                                                                     --------------------------------------------
Outstanding Capital
                                                                                     --------------------------------------------
Required principal paydown                                                                       -                         -
                                                                                     --------------------------------------------
Optional Repayment                                                                               -                         -
                                                                                     --------------------------------------------
Net paydown due to Conduits                                                                      -                         -

VI.  Payment Instructions

Payment instructions to pay Interest and Fees

     Amounts due Conduits:
     --------------------
     Falcon/Bank One to debit Federal-Mogul
     Funding Corp's account # 55-73688

     FMFC II to wire funds to Blue Ridge:
                                                     ABA #
                                                 Account #
                                                      Ref: Federal-Mogul Funding

The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting in accordance with the Amended and Restated Receivable Interest Purchase Agreement dated as of July 1, 1999, as amended, modified, supplemented or restated from time to time (the Agreement) and that all representations and warranties are restated and reaffirmed with the exception that, information pertaining to months prior to May 1999 may contain good faith estimates and proforma numbers, which the undersigned believes to be accurate in all material respects for the purposes of calculating the financial ratios required under the Agreement.



-------------------------------------------------------------------------------
Dave Bozynski
Treasurer

                                   SCHEDULE A

                           LIST OF CLOSING DOCUMENTS

                              List of Participants
                              --------------------

                            Participant                                     Abbreviation
                            -----------                                     ------------
Federal-Mogul Corporation                                            FMC
Federal-Mogul Canada Limited                                         FM Canada
Federal-Mogul Piston Rings, Inc.                                     FM Piston
Federal-Mogul Flowery Branch, LLC                                    FM Flowery
Federal-Mogul Powertrain, Inc.                                       FM Powertrain
Federal-Mogul Sealing Systems, Inc.                                  FM Sealing
Federal-Mogul Carolina, Inc.                                         FM Carolina
Federal-Mogul South Bend, Inc.                                       FM South Bend
Federal-Mogul LaGrange, Inc.                                         FM LaGrange
Federal-Mogul Sintered Products, Inc.                                FM Sintered
Federal-Mogul Sintered Products - Waupun, Inc.                       FM Waupun
Federal-Mogul System Protection Group, Inc.                          FM System
Federal-Mogul Engineered Bearings, Inc.                              FM Engineered
Federal-Mogul Camshafts, Inc.                                        FM Camshafts
Federal-Mogul Aviation, Inc.                                         FM Aviation
Federal-Mogul Ignition Company "Blazer"                              FM Blazer
Federal-Mogul Products, Inc. "Moog"                                  FM Moog
Federal-Mogul Funding Corporation                                    FMFC
Falcon Asset Securitization Corporation                              Falcon
Financial Institutions                                               Liquidity Providers
Bank One, NA                                                         Administrative Agent/
                                                                     Falcon Agent
Baker & McKenzie                                                     B&M
Brown & Wood                                                         B&W
Latham & Watkins                                                     L&W
Wachovia Bank, N.A.                                                  Blue Ridge Agent
International Securitization Corporation                             ISC

                           Index of Closing Documents
                           --------------------------

                        Document                                      Tab No.     Responsibility
                        --------                                      -------     --------------

                             STEP I - Sale from the Originators to FMC
                             -----------------------------------------
First Amended and Restated Receivables Purchase                          1.0           B&W
 Agreement
Subordinated Note executed by FMC in favor of each                       2.0           B&W
 Originator (other than FMC)
Secretary's Certificate for each Originator (other than                  3.0           B&W
 FMC), as to organizational document certified by, and
 good standing certificate issued by, Secretary of
 State of the State of incorporation, By-Laws,
 resolutions and specimen signatures:

     FM Canada                                                           3.1           B&W
     FM Piston                                                           3.2           B&W
     FM Flowery                                                          3.3           B&W
     FM Powertrain                                                       3.4           B&W
     FM Sealing                                                          3.5           B&W
     FM Carolina                                                         3.6           B&W
     FM South Bend                                                       3.7           B&W
     FM LaGrange                                                         3.8           B&W
     FM Sintered                                                         3.9           B&W
     FM Waupun                                                          3.10           B&W
     FM System                                                          3.11           B&W
     FM Engineered                                                      3.12           B&W
     FM Camshafts                                                       3.13           B&W
     FM Aviation                                                        3.14           B&W
     FM Blazer                                                          3.15           B&W

                        Document                               Tab No.           Responsibility
                        --------                               -------           --------------
     FM Moog                                                      3.16                B&W
Officer's Certificate of each Originator (other than               4.0                B&W
FMC), dated as of June __, 2000 Re: No Event of
Purchase and Sale Termination or Potential Event of
Purchase and Sale Termination, and absence of Material
Adverse Effect since March 31, 2000.

     FM Canada                                                     4.1                 B&W
     FM Piston                                                     4.2                 B&W
     FM Flowery                                                    4.3                 B&W
     FM Powertrain                                                 4.4                 B&W
     FM Sealing                                                    4.5                 B&W
     FM Carolina                                                   4.6                 B&W
     FM South Bend                                                 4.7                 B&W
     FM LaGrange                                                   4.8                 B&W
     FM Sintered                                                   4.9                 B&W
     FM Waupun                                                    4.10                 B&W
     FM System                                                    4.11                 B&W
     FM Engineered                                                4.12                 B&W
     FM Camshafts                                                 4.13                 B&W
     FM Aviation                                                  4.14                 B&W
     FM Blazer                                                    4.15                 B&W
     FM Moog                                                      4.16                 B&W

UCC-3 Financing Statement to be filed in connection                5.0                 L&W
 with First Amended and Restated Receivables Purchase
 Agreement, each Originator (other than FMC) as debtor
 and Bank One N.A., as secured party:

          Documnet                                                    Tab No.     Responsibility
          --------                                                    -------     --------------
     FM Canada                                                           5.1           L&W
     - Ontario

     FM Piston                                                           5.2           L&W
     - Secretary of State of Michigan
     - Secretary of State of Wisconsin

     FM Flowery                                                          5.3           L&W
     - Hall County (Georgia)

     FM Powertrain                                                       5.4           L&W
     - Secretary of State of Minnesota
     - Secretary of State of Ohio
     - Morgan County

     FM Sealing                                                          5.5           L&W
     - Secretary of State of Alabama

     FM Carolina                                                         5.6           L&W
     - Secretary of State of South Carolina

     FM South Bend                                                       5.7           L&W
     - Secretary of State of Indiana

     FM LaGrange                                                         5.8           L&W
     - Troup County (Georgia)

     FM Sintered                                                         5.9           L&W
     - Secretary of State of Ohio
     - Montgomery County

     FM Waupun                                                          5.10           L&W
     - Secretary of State of Wisconsin

     FM System                                                          5.11           L&W
     - Secretary of State of Pennsylvania
     - Chester County

     FM Engineered                                                      5.12           L&W
     - Secretary of State of Ohio
     - Stark County
     - Summit County

     FM Camshafts                                                       5.13           L&W
     - Secretary of State of Michigan

          Documnet                                                    Tab No.     Responsibility
          --------                                                    -------     --------------
     FM Aviation                                                        5.14           L&W
     - Secretary of State of South Carolina

     FM Blazer                                                          5.15           L&W
     - Secretary of State of Illinois
     - Secretary of State Michigan

     FM Moog                                                            5.16           L&W
     - Secretary of State of Missouri
     - St. Louis City

UCC Lien and Related Searches for each Originator                        6.0           B&W
 (other than FMC)

     FM Canada                                                           6.1           B&W
     - Ontario

     FM Piston                                                           6.2           B&W
     - Secretary of State of Michigan
     - Kent County
     - Secretary of State of Wisconsin
     - Marathon County
     - Manitowoc County

     FM Flowery                                                          6.3           B&W
     - Secretary of State of Georgia (Central Index)
     - Hall County

     FM Powertrain                                                       6.4           B&W
     - Secretary of State of Minnesota
     - Wabasha County
     - Goodhue County
     - Secretary of State of Ohio
     - Morgan County

     FM Sealing                                                          6.5           B&W
     - Secretary of State of Alabama
     - Limestone County

     FM Carolina                                                         6.6           B&W
     - Secretary of State of South Carolina
     - Sumter County

          Documnet                                                    Tab No.     Responsibility
          --------                                                    -------     --------------
     FM South Bend                                                       6.7           B&W
     - Secretary of State of Indiana
     - St. Joseph County

     FM LaGrange                                                         6.8           B&W
     - Secretary of State of Georgia (Central Index)
     - Troup County

     FM Sintered                                                         6.9           B&W
     - Secretary of State of Ohio
     - Montgomery County

     FM Waupun                                                          6.10           B&W
     - Secretary of State of Wisconsin
     - Dodge County
     - Fond du Lac County

     FM System                                                          6.11           B&W
     - Secretary of State of Pennsylvania
     - Chester County

     FM Engineered                                                      6.12           B&W
     - Secretary of State of Ohio
     - Stark County
     - Summit County

     FM Camshafts                                                       6.13           B&W
     - Secretary of State of Michigan
     - Ottawa County

     FM Aviation                                                        6.14           B&W
     - Secretary of State of South Carolina
     - Pickens County

     FM Blazer                                                          6.15           B&W
     - Secretary of State of Illinois
     - Cook County

     FM Moog                                                            6.16           B&W
     - Secretary of State of Missouri
     - St. Louis County
     - St. Louis City

          Documnet                                                    Tab No.     Responsibility
          --------                                                    -------     --------------
                             STEP II - Sale from FMC to FMFC
                             -------------------------------
Fourth Amended and Restated Receivables Sale and                         7.0           L&W
 Contribution Agreement ("Receivables Sale Agreement").
                          --------------------------

Stockholder and Subscription Agreement                                   8.0           L&W

Subordinated Note executed by FMC                                        9.0           L&W

Secretary's Certificate of FMC, as to good standing                     10.0           B&W
 certificate issued by, and Certificate of
 Incorporation certified by, Secretary of State of
 Michigan, By-Laws, resolutions and specimen signatures.

Officer's Certificate of FMC Re:  No Event of Purchase                  11.0           B&W
 and Sale Termination or Potential Event of Purchase
 and Sale Termination, and absence of Material Adverse
 Effect since March 31, 2000.

UCC-3 Financing Statement to be filed in connection                     12.0           L&W
 with Receivables Sale Agreement, FMC as debtor and
 FMFC as secured party and Administrative Agent, as
 Assignee:

     - Secretary of State of Michigan

UCC Lien and Related Searches for the FMC                               13.0           B&W

     - Secretary of State of Michigan
     - Oakland County

        STEP III - Sale from FMFC to Falcon, Blue Ridge and the Liquidity Providers
        ---------------------------------------------------------------------------
Fourth Amended and Restated Receivables Interest                        14.0           L&W
 Purchase Agreement (the "Receivables Interest Purchase
                          -----------------------------
 Agreement")
 ---------
Blue Ridge Liquidity Asset Purchase Agreement                           15.0           L&W

Falcon Liquidity Agreement                                              16.0           L&W

Blue Ridge Fee Letter                                                   17.0           L&W

Falcon Fee Letter                                                       18.0           L&W

          Documnet                                                    Tab No.     Responsibility
          --------                                                    -------     --------------
Assignment Agreement between ISC and Blue Ridge                         19.0           L&W

Assignment Agreement between Falcon and Blue Ridge                      20.0           L&W

Assignment Agreement between Bank One, Michigan and                     21.0           L&W
 Wachovia Bank, N.A.

Secretary's Certificate of FMFC, as to good standing                    22.0           B&W
 certificate issued by, and Certificate of
 Incorporation certified by, Secretary of State of
 Michigan, By-Laws, resolutions and specimen signatures.

Officer's Certificate of FMFC Re:  No Amortization                      23.0           B&W
 Event or Potential Amortization Event, and absence of
 Material Adverse Effect since March 31, 1999.

Certificate Re:  B&W True Sale/Nonconsolidation Opinion                 24.0           B&W
 signed by each of the Originators (other than FMC)
 (Step I)

FMC Certificate Re:  B&W True Sale/Nonconsolidation                     25.0           B&W
 Opinion (Step II)

FMFC Certificate Re: B&W True Sale/Nonconsolidation                     26.0           B&W
 Opinion (Step II)

True Sale/Nonconsolidation Opinion of B&W (Step I and                   27.0           B&W
 Step II).

Corporate Opinion of B&W (including perfection and                      28.0           B&W
 priority), counsel to Originators, FMC and FMFC (Step
 I, Step II and Step III)

Corporate Opinion of in-house (including perfection and                 29.0           B&W
 priority), counsel to Originators, FMC and FMFC (Step
 I, Step II and Step III)

Corporate Opinion of B&M, Canadian counsel for FM                       30.0         B&W/B&M
 Canada (Step I)

UCC-3 Financing Statement to be filed in connection                     31.0           L&W
 with Receivables Interest Purchase Agreement, FMFC as
 debtor and Agent as secured party:

     - Secretary of State of Michigan

          Documnet                                                    Tab No.     Responsibility
          --------                                                    -------     --------------
UCC Lien and Related Searches for FMFC                                  32.0           B&W

     - Secretary of State of Michigan

     - Oakland County

                                       9